     As filed with the Securities and Exchange Commission on January 6, 2004

                        Commission File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                   LMIC, INC.
               (Exact name of registrant as specified in charter)

          Delaware                           9995                    84-1209978
(State or other jurisdiction       (Primary Standard Classi-       (IRS Employer
       of incorporation)              fication Code Number)         I.D. Number)

                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
          (Address and telephone number of principal executive offices)

                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
               (Address of principal place of business or intended
                          principal place of business)

                                 Luis P. Negrete
                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8310
            (Name, address and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               David Feldman, Esq.
                              Feldman Weinstein LLP
                              420 Lexington Avenue
                               New York, NY 10170
                                 (212) 869-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Shares to be   Offering      Aggregate        Amount of
   to be              Sold in this   Price Per     Offering         Registration
Registered             Offering      Share (1)      Price           Fee
----------            ----------     ---------   -------------      ------------
Common Stock,         4,073,285        $1.50     $6,109,927.50      $494.30
 par value $.001
 per share
--------------------------------------------------------------------------------

Total                 4,073,285
--------------------------------------------------------------------------------

All shares of common stock being registered hereunder are being offered by selling stockholders of LMIC, Inc.

(1) Offering price computed in accordance with Rule 457 (c).

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


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

                                   LMIC, INC.

                        4,073,285 shares of common stock

By means of this prospectus several shareholders of LMIC, Inc. are offering to sell up to 4,073,285 shares of common stock which they own or which they may at a later date acquire upon the exercise of options or warrants.

LMIC will not receive any proceeds from the sale of the common stock by the selling stockholders. LMIC will pay for the expenses of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 5 of this prospectus.

LMIC's common stock is quoted on the OTC Bulletin Board under the symbol "LMII.OB" On December 31, 2003 the closing bid price for one share of LMIC's common stock was $2.35.


                 The date of this prospectus is January __, 2003

                               PROSPECTUS SUMMARY

         LMIC, Inc. ("LMIC", "we", "us" or "our") began its existence as the Pacific Development Corporation, which was incorporated under the laws of the State of Colorado on September 21, 1992 for the purpose of acquiring an operating business. It had no significant assets or liabilities. On March 24, 2000, Pacific and Cheshire Holdings, Inc. were merged into a single corporation existing under the laws of the State of Delaware, with Cheshire Holdings being the surviving corporation. The name of the surviving corporation was changed to Cheshire Distributors, Inc.

         On July 17, 2003, the Company, Linsang Acquisition Corp. ("LAC"), our wholly owned subsidiary, and certain of our major stockholders completed a reverse merger with Linsang Manufacturing, Inc. ("LMI"), pursuant to which we issued 7,996,900 shares of our common stock, equal to approximately eighty-five percent (85%) of our outstanding capital stock on a fully diluted basis, in exchange for all of the issued and outstanding capital stock of LMI. LAC merged with and into LMI, with LMI becoming our wholly owned subsidiary and changing its name to LMIC Manufacturing, Inc. (the "Merger"). Effective upon the Merger, we changed our name to LMIC, Inc.

         LMIC, through its subsidiary LMIC Manufacturing, Inc., provides design, manufacturing and post production electronics manufacturing services (EMS) to established and emerging original equipment manufacturers (OEMs) of complex electronic equipment in the networking, telecommunications, defense, industrial and medical instrumentation markets. Our services for both new and existing products include design services, complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly and total system assembly and integration. We use an integrated information environment that enables comprehensive data collection and full traceability from design through manufacturing through deployment and upgrade in the field.

         We believe our design and prototyping capabilities are well suited to support both emerging companies and new product development for established companies. Unlike small design and new product introduction (NPI) shops that take increased time and money to scale to volume production, we have already developed manufacturing capabilities enabling us to partner through volume production. Finally, whereas most EMS providers regardless of size disengage once the product is shipped, we offer services extending beyond deployment and into the field.

         According to industry analysts, worldwide demand for electronics manufacturing services is currently estimated to exceed $150 billion, reflecting a penetration we believe to be a very low percentage of the total available worldwide market of nearly $1 trillion. We believe this penetration rate will increase steadily as new OEMs outsource manufacturing from inception and previously integrated OEMs seek to divest manufacturing assets.

         We seek to enhance our competitiveness by attempting to take full advantage of the anticipated trend toward outsourcing. We believe economic conditions favor an acquisition growth strategy, which may include the acquisition of manufacturing and NPI assets from OEMs. In addition to our proposed acquisition growth strategy, we intend to fuel growth through ongoing development of new and existing partnerships with innovative emerging and existing companies. Through these efforts, we hope to create a diversified, high-growth portfolio of innovative clients, partners and customers.

         The EMS market is divided among a few very large firms with revenues of $5 to $10 billion and small to medium size firms with revenues in the $30 to $50 million range. The gap between the two market segments is significant. The largest EMS providers, focused on the needs of the largest OEMs, generally pursue high volume production of well-defined, low margin products with individual contracts having the potential to generate revenue greater than $5 million. We believe we have more flexibility than these large firms and can adapt to varied products and companies. The small to medium size EMS companies typically fill a geographic or service niche, focusing on small OEMs. We believe our advantage over the smaller firms is our systematic process for quality and cost effective manufacturing. Neither the large nor the smaller EMS provider is likely to feature flexible, comprehensive "lab to factory to field" service. We believe our middle-market model gives us significant opportunities over both the large and small EMS firms.

         We are located in a geographical market we believe is underserved by significant EMS providers with state-of-the-art integrated service offerings comparable to ours. We will attempt to use our services and capabilities to establish partnerships in the earliest stages of product development. We seek to further distinguish ourselves by creating relationships with OEMs which require production and post-production services.

         Our executive offices are located at 6435 Virginia Manor Road, Beltsville, MD 20705. Our telephone number is (240) 264-8341 and our fax number is (240) 264-8308.

The Offering

By means of this prospectus several of our shareholders are offering to sell up to 4,073,285 shares of common stock which they own. In this prospectus we refer to these persons as the selling shareholders.

As of December 15, 2003, we had 10,734,709 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued pursuant to the exercise and/or conversion of options, warrants and convertible notes previously issued.

LMIC will not receive any proceeds from the sale of the shares by the selling shareholders.

The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues, a history of loss and the need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

         OTC Bulletin Board Symbol: LMII.OB

Summary Financial Data

The financial data presented below should be read in conjunction with the more detailed financial statements and related notes included elsewhere in this prospectus, along with the section entitled "Management's Discussion and Analysis and Plan of Operations."


Results of Operations:

Income Statement Data:

                                    Nine Months              Year Ended          Year Ended
                                    Ended September 30,      December 31,        December 31,
                                    2003                     2002                2001
                                    -------------------      --------------      --------------
Sales                               $ 4,328,515              $ 3,318,508         $ 5,249,663
Gross Profit (Loss)                 ($1,103,806)             ($2,923,619)        ($4,634,107)
Operating Expenses                  $ 2,864,280              $ 5,465,727         $ 4,491,209
Loss on Abandonment
    of Lease                                 --                       --         $   289,356
Interest Income                     $     1,272              $    55,677         $    97,668
Rental Income                       $   142,094                       --                  --
Net Loss                            $ 3,824,720              $ 8,333,669         $ 9,087,177


Balance Sheet Data:
                                    September 30, 2003        December 31, 2002 December 31, 2001
Current Assets                        $  1,396,773           $  1,042,219        $  1,210,333
Total Assets                          $  6,305,333           $  7,921,177        $  9,394,600
Current Liabilities                   $  8,662,990           $  9,542,386        $ 12,175,922
Total Liabilities                     $ 13,047,212           $ 13,154,404        $ 15,533,073
Working Capital (Deficiency)           ($7,266,217)          ($ 8,500,167)       ($10,965,589)
Stockholders' Equity (Deficit)         ($6,741,879)           ($5,233,227)        ($6,138,473)

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements, which may include statements regarding seeking business opportunities, payment of operating expenses and the like. Forward-looking statements are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Some of the factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, should underlying assumptions prove incorrect or should we be subject to additional risk factors not contemplated herein, actual results may be expected to vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date hereof.

                                  RISK FACTORS

The securities being offered hereby are highly speculative and prospective investors should consider, among other things, the following factors related to our business, operations and financial position.

Our business is difficult to evaluate due to our limited operating history.

         LMIC Manufacturing, Inc., our subsidiary that accounts for 100% of our revenues, commenced operations in January 2000 and has focused primarily on developing the infrastructure and systems required to support our services. Although it has recognized revenue since February 2000, its mix of business has changed substantially during that time. Because of the changing nature of the business, the limited operating history and the emerging nature of the markets and services, historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate future business and prospects.

We may not be able to obtain additional financing necessary to grow our business.

         Because this offering is being made on behalf of certain selling shareholders and not for our benefit, we will not receive any proceeds from the sale of the shares offered hereunder. However, our current and intended business operations require substantial capital expenditures. In particular, substantial investment in equipment, infrastructure and human resources will be required. If we cannot obtain additional capital, we may have to delay or postpone development and research expenditures which can be expected to harm our competitive position, business operations and growth potential. Funding is expected to come through sales of products and services, equity financing, current and future vendor financing, equipment leases and bank lines of credit or loans, which may not be available on commercially reasonable terms, if at all. If sales or revenues do not meet expectations, or cost estimates for development and expansion of our business prove to be inaccurate, we will require additional funding. Changes in capital markets and the cost of capital are unpredictable. We cannot be sure that we will be able to secure additional financing on acceptable terms. Any failure to obtain such financing, or obtaining financing on terms not favorable to us, can be expected to have a material adverse effect on our business, financial condition, results of operations and future business prospects.

Customers are still testing our manufacturing credibility.

         Despite our high-tech equipment and facilities, as an early stage company we must prove to our current and potential customers that we are able to deliver in the same way as the established players in the industry. Currently, we are producing low volume prototypes in order to gain this trust. However, no assurances can be given that our prototypes will perform as required or that any of customers' market penetration projections will be realized. Even if the prototype is viable and the market is responsive, there can be no guarantee a customer will continue to utilize our products and services. Any questions related to our manufacturing ability, whether true or simply perceived by the marketplace, can be expected to have a material adverse effect on our business, results of operations and continued viability.

There can be no assurance we will achieve or maintain a competitive position or that other technological developments will not cause our processes and technologies to become uneconomical or obsolete.

         One of the hallmarks of the field in which we are involved is its continuing significant technological change. Our success will depend, in large part, on our ability to be at the technological forefront of our industry. Our ability to remain competitive is dependent on continuing research and development and other high cost infrastructure needs that may ultimately harm our financial condition and results of operations. There can be no assurance we will achieve or maintain a competitive position or that we can constantly innovate or adapt to technological developments. Costly high-tech equipment and processes are needed in order to compete and enable us to satisfy customer requirements for high quality and timely production. Although our strategy aims at capturing high volume production from mid and large size companies, the relatively high cost of production - similar to costs faced by other highly technologically oriented companies - is an obstacle to new sales, particularly in the current economic environment.

Competition may prevent us from realizing our growth and revenue goals.

         The electronics manufacturing services industry is highly competitive. Customers often solicit competitive bids from one another even while engaged in ongoing manufacturing relationships. In many instances, we compete against significantly larger entities with a national and global presence. These larger companies may have longer operating histories, better capitalization and a more developed operating infrastructure than LMIC. We may also compete against regional or niche manufacturers who have established relationships or specialized areas of expertise. Some customers may evaluate the practicality of establishing internal manufacturing capabilities. In addition, emerging technology or consolidation in the industry may change the competitive landscape and create additional entities with greater resources than we have. Our inability to effectively compete will have a material adverse effect on our business, financial condition and continued viability.

We rely on third-party suppliers for components and raw materials, and any interruption in the supply of these materials could harm our business.

         Our business model anticipates that a significant portion of our sales will be derived from turnkey manufacturing in which we provide materials procurement. We rely on third-party suppliers for the component parts used in the manufacturing process and we do not have any long-term supply agreements. We run the risk of supplier price increases and component shortages. Additionally, competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established vendor relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

Some of our manufacturing operations involve inventory risk.

         While some of our manufacturing projects involve consignment services in which the customer provides materials, other projects may involve greater resources and inventory risk. In these instances, we might have to expend resources for parts, inventory and warehousing prior to payment for these services. In light of normal business risks to our customers, we cannot guarantee we will receive payment in full for these expenditures. Additionally, inventory obsolescence and pricing changes could adversely impact our selling price, gross margins and operating results.

Many of our current and targeted customers are emerging companies that may not be able to pay for our services on a timely basis, if at all.

         We do not always have long-term supply or minimum requirement agreements with our customers. Some customers may be high credit risks, may cancel orders, change production quantities and schedules or fail to meet forecasted requirements. Our customers' products typically have short life cycles and limited windows of opportunity in the market. Our customers' success, and the success of their products must be expected to have a direct effect on our business. We run the risk of entire industry segment shifts in demand that might affect our customers. Any one or a combination of these factors could have a material adverse impact on our financial condition, results of operations and continued viability.

If we do not execute our business plan, we may not realize our growth or revenue objectives and may not achieve profitability.

         Our business plan includes a number of inherent execution risks. As manufacturers of complex electronic equipment, we run the risk of, among other things, failing to provide products or providing inadequate products. Because our business requires substantial fixed assets, we will not be profitable if we do not realize sufficient revenue growth to make maximum use of our capacity. The continued success of our business will depend upon our ability to deliver quality products as a value-added partner. In order to do this effectively, we must hire, train and expand our qualified engineering and technical staff. Failure to realize some or all of our business objectives can be expected to have a material adverse impact on our financial condition and continued viability.

Our future success and ability to compete depends upon retaining key personnel.

         Our future success depends on the continued services of our executive staff, as well as our key engineering, technical, sales and support personnel. These individuals have critical industry experience and relationships upon which we rely. The loss of services of any of our key personnel could divert time and resources, delay the development of our business and negatively affect our ability to sell our services or execute our business. Such problems might be expected to have a material adverse impact on our financial condition, results of current operations and future business prospects.

Our intention to acquire complementary companies, products or technologies may impede ongoing operations.

         Although part of our proposed expansion strategy involves acquiring complementary products and companies, we may fail to successfully complete such acquisitions. Even if we are successful in making such acquisitions or investments, we may not successfully or efficiently integrate any of those businesses. In addition, key personnel of the acquired company may opt not to continue with the organization after the control change. Also, we could have difficulty integrating the acquired technology or product into our operations. These difficulties could disrupt our ongoing business, require significant time and financial, material and human resources. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could have an adverse impact on existing stockholders.

Our success and ability to compete depends substantially on our proprietary technology and intellectual property protections.

         We protect our intellectual property rights through a combination of confidentiality and non-disclosure agreements, as well as through copyright, trade secret and trademark laws. Despite efforts to protect our proprietary rights, unauthorized parties may illegally obtain and use our trade secrets or proprietary information. There is no assurance as to the breadth and degree of protection we might be afforded. In addition, we cannot be sure that third parties will not make claims of infringement against us with respect to our services and technologies. Any such claims, regardless of their merits, would likely be time consuming and expensive to resolve and would divert management time and resources. Any potential intellectual property litigation could also force us to stop providing services, pay substantial damages or expend significant resources to reengineer machinery, products and services to be non-infringing. Alternatively, we may be forced to seek a license, which license may not be available on reasonable terms, if at all. Any failure to protect our intellectual property rights may have a material adverse effect on our business and future growth prospects.

We may sell shares of common stock in the future that would dilute the interests of other security holders and potentially depress the price of our common stock.

         As of December 15, 2003, we had 10,734,709 outstanding shares of common stock and outstanding options, warrants and convertible notes allowing the holders thereof to purchase approximately 1,941,001 additional shares of common stock. We may also issue additional shares for various reasons and may grant additional stock options to employees, officers, directors and third parties. The issuance, or even the potential issuance, of shares upon the exercise of warrants or options, or upon the conversion of promissory notes or other instruments, or in connection with any other financing, may have a dilutive impact on our stockholders and could have a negative effect on the market price of our common stock. Any decline in the price of our common stock may encourage short sales, which could place further downward pressure on the common stock price.

There is, at present, only a limited market for our common stock and there is no assurance this market will continue.

         Our common stock is traded on the OTC Bulletin Board. Trades are subject to Rule 15g-9 of the Securities and Exchange Commission, which imposes certain requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by this rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find selling their shares to be complex and time consuming.

There could be conflicts of interest among management that may be adverse to your interests.

         Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Management of LMIC, collectively, currently beneficially owns approximately 68.4% of our outstanding common stock. Management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Management can exercise nearly complete control of LMIC, thereby causing it to take actions that may not be consistent with your wishes.

         Current management beneficially owns 68.4% of the issued and outstanding common stock. Given their large voting control, current management is in the position to elect all of the members of our board of directors and thereby control the policies of our company. As such, our management has substantial influence over our company, which influence may not necessarily be consistent with the interests of our other stockholders.

We may be subject to lawsuits as a result of the manufacture and design of our products, which could be costly and divert needed resources away from operations.

         Although we may not manufacture or sell final products in all instances, we do design and manufacture certain components of a final product. Accordingly, we face the risk of lawsuits from the end-users for any injuries or damages occurring as a result of the design and manufacture of these components. Any such lawsuit, even if without merit, could divert needed time, money and other resources from operating our business. While we currently have property, general liability and product liability insurance in amounts we believe to be adequate, we can give no assurance that such insurance will remain available at a reasonable price or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any substantial liability claim could render us insolvent and could force us to curtail or suspend operations, which would have a material adverse effect on us and on your investment in us. Additionally, our failure to implement and maintain our quality control programs with respect to the design, manufacture and installation of our products could increase the risk that we become liable for any injury that may occur from one of our products. We are not currently involved in any legal proceedings.

Our lengthy and variable sales cycle makes it difficult to predict sales and may result in fluctuations of our quarterly operating results.

         The period between initial customer contact and a purchase by a customer may vary from three months to more than one year because customers often need a significant amount of time to evaluate our products and services and assess our dependability. Once orders have been placed, customers may defer or scale down orders for various reasons, including:

         o        changes in budgets and purchasing priorities;

         o        reduced demand;

         o deferral of purchases in anticipation of enhancements or new products;

         o        introduction of products and services by our competitors; and

         o        lower prices offered by our competitors.

         As a result, it is difficult to forecast sales from one quarter to the next. Additionally, other factors, many of which are outside our control, can cause fluctuations in our operating results, including:

         o the size, timing, terms and conditions of orders from and shipments to customers;

         o        unanticipated delays or problems in releasing new products;

         o        the timing and success of deployment of products and services;
                  and

         o the amount and timing of investments in research and development activities.

The deferral or loss of one or more significant sales could materially decrease operating results in any fiscal quarter, particularly if there are significant sales and expenses associated with the deferred or lost sales. Additionally, current and future expense levels are based on internal operating plans and sales forecasts, while operating costs are to a large extent fixed. As a result, we may not be able to sufficiently reduce our costs in any quarter to compensate for an unexpected near-term shortfall in revenues. Such delays and fluctuations may have a material adverse impact on our financial condition and results of operations.

If the markets for our products and services do not develop, we will not be able to maintain growth.

The markets for our products, services and capabilities are still emerging. Our growth is dependent upon, among other things, the size and pace at which the markets develop. If the markets decrease, remain constant or grow slower than anticipated, we will not be able to maintain our growth. Continued growth in the demand for our products and services is uncertain as, among other factors, our customers and potential customers may:

         o        not achieve a return on their investment in our products;

         o        experience technical difficulty in utilizing our products; or

         o use alternative solutions to achieve their business objectives.

Our products may contain undetected defects that could impair their market acceptance.

         We manufacture complex products that may contain undetected defects or errors, particularly when first introduced or as new versions are released. Such defects or errors may not be discovered until after a product has been released and used by the end user. We may incur significant costs to correct undetected defects or errors in such products and these defects or errors could result in future lost sales. In addition, product defects or errors may result in product liability claims, which could cause adverse publicity and impair market acceptance of our products. Any of the foregoing could have a material adverse effect on our sales, income and future business prospects.

                             COMPARATIVE SHARE DATA

Shares offered by this prospectus by the selling shareholders:         4,073,285

As of December 15, 2003, we had 10,734,709 outstanding shares of common stock, excluding shares which may be issued upon the conversion of promissory notes or the exercise of options and warrants.

The issuance of additional shares and the eligibility of issued shares for resale will dilute our common stock and may lower its price. Investors in this offering will suffer immediate dilution, since the price paid for the securities offered will likely be more then the net tangible book value of our common stock. Net tangible book value is calculated by dividing our total assets, less intangible assets and liabilities, by the number of outstanding shares of common stock. The actual dilution to investors in this offering will depend on the price they pay for the shares.

Other Shares Which May Be Issued:

The following table lists additional shares of common stock which may be issued as the result of the conversion of promissory notes or the exercise of outstanding options or warrants:

   Shares issuable upon conversion of promissory notes,        1,941,001 (1)
         conversion of warrants or exercise of options


(1) If we sell any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable conversion or exercise price of any of the notes, warrants or options, the conversion or exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. Options and warrants are exercisable at $1.50 per share and expire between September 2003 and June 2011. See "Description of Securities" for more information concerning the convertible notes, warrants and options.


                             Market for Common Stock

As of December 15, 2003, there were approximately 439 record owners of our common stock, which is traded on the OTC Bulletin Board under the symbol "LMII". Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

         Quarter Ending                High                    Low

             3/31/01                  $1.03125                $.02
             6/30/01                   $.03                   $.03
             9/30/01                   $.02                   $.015
            12/31/01                   $.015                  $.001

             3/31/02                   $.001                  $.001
             6/30/02                   $.05                   $.001
             9/30/02                   $.05                   $.001
            12/31/02                   $.005                  $.001

            03/31/03                   $.015                  $.005
            06/30/03                   $4.00                  $.867
            09/30/03                   $6.25                  $2.00

Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. We have not paid any dividends and does not have any current plans to pay any dividends.

           Management's Discussion and Analysis and Plan of Operation


The statements contained in this Report are both historical and forward-looking, including statements regarding the Company's expectations, intentions, beliefs or strategies regarding the future. Forward-looking statements include the Company's statements regarding liquidity, anticipated cash needs and availability and anticipated expense levels. All forward-looking statements included in this Report are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Additionally, the following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Report.

Pacific Development was incorporated under the laws of the State of Colorado on September 21, 1992, to be the successor to a corporation also named "Tamaron Oil & Gas, Inc.," which was dissolved by the Colorado Secretary of State in 1990. The predecessor corporation named "Tamaron Oil & Gas, Inc." was organized under Colorado law on October 6, 1982. Tamaron's name was changed to "Pacific Development Corporation" and the number of its authorized shares of common stock, $0.001 par value per share, was increased from 20,000,000 to 100,000,000 shares on August 14, 1995.

Effective March 24, 2000, Pacific and Cheshire Holdings were merged into a single corporation existing under the laws of the State of Delaware, with Cheshire Holdings being the surviving corporation. The name of the surviving corporation was changed to Cheshire Distributors, Inc. Each share of Pacific's issued and outstanding common stock was automatically converted into shares of Cheshire Distributors, Inc.'s common stock. Pacific was formed for the purpose of acquiring an operating business and at the time of the merger, had no significant assets or liabilities. The transaction has been accounted for as a reverse merger/recapitalization of Cheshire Distributors, Inc., which is the acquirer of Pacific for accounting purposes.

In February 2003, Laurus Master Fund, Ltd., the company's majority stockholder, provided $2 million in financing to us in exchange for a Term Note in the amount of $2 million. As part of this transaction, pursuant to a security agreement, the company granted a security interest in our assets to Laurus. In conjunction with this transaction, the Company loaned $2,000,000 to Linsang Manufacturing, Inc., a Delaware corporation, in exchange for a term note from Linsang to us in the amount of $2,000,000.

In February 2003, the company completed a $2 million investment in Linsang Manufacturing, Inc., a Delaware corporation, in exchange for a Term Note from Linsang to us in the amount of $2 million.

In February 2003, the company issued 65,152,000 shares of our common stock to Laurus Master Fund, Ltd. upon conversion of a convertible note.

A "reverse merger " took place on July 17, 2003. The merger combined the operations of the former Cheshire Distributors with Linsang Manufacturing, Inc. During the two years prior to the merger, the company (Cheshire) had no business activities. Since inception on September 21, 1992, and through the effective date of the merger with Linsang Manufacturing, Inc., Cheshire had no revenue and incurred expenses and a loss of $5,687,321. The company (Cheshire) incurred substantial losses and funded its operations through debt and equity financings.

LMIC Manufacturing, Inc. provides design, manufacturing and post production electronics manufacturing services (EMS) to established and emerging original equipment manufacturers (OEMs) of complex electric equipment in the networking and telecommunications, industrial and medical instrumentation markets. Services for both new and existing products include design services, complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly and total system assembly and integration. The company uses an integrated information environment that enables comprehensive data collection and full traceability from design through manufacturing through deployment and upgrade in the field.

Operations began in 2000 with the intent of becoming a manufacturer that was captive to other privately held but related companies. The telecom market primarily drove those companies. Beginning in fiscal 2001, the global telecommunications market deteriorated, reflecting a significant decrease in the competitive local exchange carrier market and a significant reduction in capital spending by established service providers. This trend intensified during fiscal 2002. The company believes that large service providers have reduced their capital spending by more than 25% since the end of 2001. The U.S. wireline service provider capital spending declined by about 40%. Reasons for this reduction include the general economic slowdown, network overcapacity, customer bankruptcies, network build-out delays and limited capital availability. As a result, company sales and results of operations, in telecom related business, have been and may continue to be adversely affected. The significant slowdown in capital spending has created uncertainty as to the level of demand in target markets. In addition, the level of demand can change quickly and can vary over short periods of time, including from month to month. As a result of the uncertainty and variations in our markets, accurately forecasting future results, earnings and cash flow is increasingly difficult.

As the telecom market continued its trend it became obvious that the company needed to transform itself into a contract manufacturer and rapidly obtain other opportunities in diversified electronic industries. While telecom revenue virtually accounted for all revenue in 2000, the 2002 and the nine-month results for 2003 show that telecom revenue shrank to approximately 30% of all revenue.

The company's results of operations during the past two and a half years were adversely affected by the rapid and sustained deterioration of the telecommunications market. Company revenues declined during fiscal 2002 and 2001 by 54% and 37%, respectively, as compared with the respective prior year. However, the nine months results of 2003 show that year to date revenue is at 130% of 2002, as the result of diversification.

While the company recognized a net income of $402,648 in the year 2000, the Company has incurred losses of $8,333,669 in 2001 and $5,021,636 in 2002. The nine-month statements, ending September 30, 2003, show a three quarter loss of

$3,824,720. The significant and rapid decline in revenue from decreased market demand and product line discontinuances led to significant inventory charges and high-unabsorbed fixed costs, which among other factors adversely affected our losses. The company was able to reduce our operating expenses in for year ending December 31, 2002. Total operating expenses for the fiscal year ending December 31, 2002 were $5,465,727. The operating expenses for the nine months ending September 30, 2003 were $2,864,280, which shows a continuing trend to control and reduce operating costs. The company, during the nine months ended September 30, 2003, was able to reduce its operating expenses as compared to the expenses for year ending December 31, 2002. Total operating expenses for the fiscal year ending December 31, 2002 were $5,465,727. The operating expenses for the nine months ending September 30, 2003 were $2,864,280, which shows a continuing trend to control and reduce.

During 2002 and 2003, the company has worked closely with our customers to position the full breadth of our products and services, significantly reducing our cost structure and reducing our quarterly breakeven revenue figure. The company is financially planning for our revenues to increase by approximately 200% during fiscal 2003. However, our results are expected to improve by realizing higher gross margin rates and lower operating expenses resulting from improved product mix and cost reductions.

The financial statements are based on the selection and application of significant accounting policies, which require management to make significant estimates and assumptions. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial condition and results of operations. The impact of changes in the estimates and judgments, pertaining to receivables and inventories is directly reflected in the operating loss.

Application of Critical Accounting Policies

The Company has discussed the application of these critical accounting policies with our board of directors and Audit and Finance Committee. The company has adopted new accounting policies over the past three years. See Note 2 to the financial statements for recent accounting pronouncements.

Receivables

The Company is required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables, including the current creditworthiness of each customer and related aging of the past due balances. At September 30, 2003, December 30, 2002 and 2001, the receivables of $402,969, $308,105 and $19,823, respectively, included reserves of $60,354, $45,076 and $396,073, respectively. We evaluate specific accounts when we become aware of a situation where a customer may not be able to meet its financial obligations due to a deterioration of its financial condition, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and re-evaluated and adjusted as additional information is received.

Inventories

The company is required to state our inventories at the lower of cost or market. In assessing the ultimate realization of inventories, we are required to make judgments as to future demand requirements and compare these with the current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements decrease due to market conditions, technological and product life cycle changes, and longer than previously expected usage periods. We have experienced significant changes in required reserves in recent periods due to changes in strategic direction, such as discontinuances of product lines, as well as declining market conditions. At September 30, 2003, December 31, 2002 and 2001, inventories of $453,459, $676,511 and $571,903, respectively, are net of reserves of approximately $466,000, $450,000 and $559,000, respectively.

Legal Contingencies

The Company is subject to proceedings, lawsuits and other claims, including proceedings under laws and government regulations related to environmental, labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is based on a careful analysis of each individual issue with the assistance of outside legal counsel. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. At June 30, 2003 there are no outstanding legal proceedings, nor are there any reserves established.


Results of Operations

The following table presents our revenues and the approximate percentage of total revenues:

------------------------- ---------------- ---------- ----------
(Dollars in 000's)        September 30     Dec. 31    Dec. 31
                          2003             2002       2001
------------------------- ---------------- ---------- ----------
Total revenues            $4,238           $3,318     $5,249
------------------------- ---------------- ---------- ----------

LMIC revenue profile has changed dramatically over the last three years. Starting with essentially one telecom equipment customer in 2001, the Company has now gained over 30 customers in various fields, such as defense electronics, medical technology, industrial controls, power line broadband broadcast and commercial electronics. The Company has built a small sales team with heavy dependence on outside independent sales representatives. This strategy allows the Company to replace the lost telecom revenue of 2001 with a diverse customer base. The Company expects to continue its focus on sales and generate revenue growth through the recovering economy.

Gross Margin

The following table presents our gross margin and the percentage to total revenues (dollars in thousands):

------------------------ ---------------- ----------- -----------
                         September 30     Dec. 31     Dec. 31
                         2003             2002        2001
------------------------ ---------------- ----------- -----------
Gross margin             $(1,104)         $(2,923)    $(4,634)
------------------------ ---------------- ----------- -----------
Gross margin rate        (25.5)%          (88.1)%     (88.3)%
------------------------ ---------------- ----------- -----------

In 2000 and 2001, the Company invested approximately $8,600,000 in plant and equipment, leased an 80,000 square foot facility in which to place the factory and hired a staff to operate a high-tech, top-of-the-line manufacturing facility. This capacity allows us to bid on the defense manufacturing market, as well as electronics goods.

We believe the facility we have designed from ground up is highly efficient, but that it will require approximately $2 million per month of revenue to break-even. Once the Company achieves a profitable revenue level, we expect to obtain better than average gross margins.

It is anticipated that 2004 will provide positive gross margin due to increased sales to existing and new customers and new defense related business.


----------------------------------------- ---------------- ---------- ----------
                                          September 30     Dec. 31    Dec. 31
                                          2003             2002       2001
----------------------------------------- ---------------- ---------- ----------
Selling, general and
 administrative ("SG&A")
 expenses                                 $  1,382         $3,635     $3,262
----------------------------------------- ---------------- ---------- ----------
Depreciation and Amortization Expense        1,058          1,405        911
----------------------------------------- ---------------- ---------- ----------
Interest Expense                               422            426        319
----------------------------------------- ---------------- ---------- ----------
Operating Expenses                        $  2,864         $5,466     $4,491
----------------------------------------- ---------------- ---------- ----------

SG&A Expenses

In 2002, the Company completed construction and put into operation its current facility in Beltsville, MD. As a result of building this new facility, our SG&A expenses increased by 21.7% during fiscal 2002 as compared with fiscal 2001. Approximately $750,000 of the increase in 2002 was due to increased square footage and utility expenses associated with the current facility. In 2003, we have been able to optimize the use of this new facility, and are expecting to decrease SG&A by 30.6% in 2003. We have reduced headcounts and, through more efficient operations, have provided cost savings initiatives that limited discretionary spending. Our current headcount reflects our ability to draw on the efficiency of the current operations. Head count in 2003 is the same as 2002, yet the Company's revenue, as of the third quarter of 2003, already exceeds the 2002 year-end results. We expect our efficiency in our current facility will continue to support a low SG&A result compared with others in the industry.

Interest Expenses

Interest expense in 2001 was $318,514. The interest was derived primarily from bank loans financing equipment and a line of credit. The interest in 2002 was increased to $426,137. The increase occurred in spite of decreasing interest rates because of debt incurred from private lenders to finance operating losses. Interest incurred for 2003 continued on a higher pace primarily from increased debt late in 2002 to finance operating losses.

Liquidity and Capital Resources

Operating Activities

Net cash used in the nine months ended September 30, 2003 was $2,743,003. This was primarily from a net loss of $3,824,720. Of that loss, $1,058,993 was depreciation expense, $23,052 was reduction in inventories and $423,063 from the increase in accounts payable and accrued expenses. However, increasing receivables by $110,142 and decreasing deferred revenue by $633, 596 as well as the use of cash to increase other current items offset those items. For the year ended December 31, 2002, the net use of cash was $6,182,578, again primarily from a net loss of $8,333,669. However, the net loss was ameliorated by depreciation of $1,404,834 and net usage of current assets and obligations. In 2001 the net use of cash was $2,779,045, again primarily from a net loss of $9,087,177. However, the net loss was ameliorated by depreciation of $910,681, the effect of an increase in the allowance for doubtful accounts of $367,768, the write off of leasehold improvements from the old facility of $289,355, the recognition of the write down of deferred taxes of $151,345 and the recognition of deferred occupancy cost of $155, 711, among non current assets and liabilities. In 2001 the change in current assets and liabilities also contributed to the amelioration of the net loss effecting cash, by recognizing increased collection of receivable of $1,368,018, the reduction in inventory of $1,228,125, the increase of deferred revenue of $1,048, 458, the increase in accounts payable and accrued expenses of $ 996,995, and other changes in current assets and current liabilities.

Investing Activities

Net cash was provided in the nine months ended September 30, 2003 of $911,405. This was from the use of a fully secured rental deposit of $917,270 and the purchase of fixed assets of $5,865. For the year ended December 31, 2002, net investment cash of $99,525 was used to purchase fixed assets. In 2001, net investment cash of $8,326,205 was used to provide $7,469,375 of fixed assets and used to provide a security deposit of $856,830.

Financing Activities

In the nine months ended September 30, 2003, net cash of $1,877,190 was provided from the net issue of debt of $879,123 and from the proceeds of the issue of new common stock of $998,067. For the year ended December 31, 2002, net cash of $6,211,212 was provided from the issue of convertible debt of $6,657,083 and provided from the issue of new common stock of $580,524 and used to pay down debt of $1,026,395. In 2001, net cash of $11,047,401 was provided from the issue of convertible debt of $5,110,000 and from the proceeds of further debt issue of $5,937,245

                                    BUSINESS

         We provide design, manufacturing and post-production services to both established and emerging original equipment manufacturers (OEMs) of complex electronic equipment. As our customers' success depends on the rapid and reliable delivery to market of functional products, we have built our organization with a goal of helping our customers accomplish this objective. We seek to meet the needs of OEMs throughout the entire product life cycle. We have built what we believe is a secure and scalable integrated information environment to allow complete visibility and effective use of critical design, quality, production and field information. We offer a full range of integrated, ISO 9001:2000-certified design, manufacturing and post-production services to provide transitions from concept to product to market.

         Several professionals who have worked together in the past are part of our management staff. While at Yurie Systems and then Lucent, this team worked from the perspective of an OEM, and was responsible for creating design and manufacturing capabilities to meet steep sequential growth demands in the electronics manufacturing services (EMS) sector during a time of rapid design, maturation and change. In addition, more than twenty engineering, production and support personnel from Yurie are now employed by us.

         In our first year (2000), we integrated facilities and equipment acquired from Lucent Technologies with personnel, systems and capabilities developed internally to meet two key objectives. First, we built a scalable infrastructure of information, design, manufacturing and quality systems. We have also integrated information management systems, including AgileSoft's Product Data Management System, MAPICS' Pointman ERP System, our own proprietary manufacturing data collection system (MDCS) and software to provide customers with continuous, browser-based visibility into their project and product data.

         Since inception, we have focused on building an integrated information environment with a goal of providing complete traceability and visibility to the customer, and enabling rigorous quality and process control. Because we partner at every phase of the product cycle and can capture data even after field deployment, we seek to enhance our reputation as a full-service provider of manufacturing and information services.

         We feel that we differentiate ourselves from our competition in many ways. We offer design realization services enabling us to engage very early in the design cycle, when many contract manufacturers (CMs) are unwilling or unable to do so. With such an early focus on a quality design that is practical to manufacture, we believe we shorten the time to production, reduce product costs and improve quality and reliability. We believe our integrated services allow rapid and smooth transitions from design to production to the field. Because each part of the process informs the other, we seek to enhance quality, improve efficiency and enable scalability.

         When most CMs conclude their obligations upon shipping the product to the OEM, we seek to begin a new phase of partnership by offering continued field installation and maintenance services to enable efficient asset management and prolong product quality and viability.

         We employ standard procurement practices and our raw material demands are generated through Material Requirement Planning / Master Production Scheduling (MRP/MPS). Procurement uses generally available distributors and manufacturers to secure the raw materials.

         Generally, in the electronics industry raw materials which require a longer lead-time are ordered on "blanket orders" to ensure timely deliveries. We employ this practice when a contractual agreement with a customer is in place, while in all other cases, the material the customer specifies is ordered at the then-prevailing lead times through normal channels. All reasonable efforts are made to find alternate suppliers for hard to find items and some stocking at a minimal level may be authorized in order to prevent shortages. Exceptions can be made with customer approval to use gray market/none-franchised dealer availability when raw material lead-time exceeds customer delivery requirements. We strive to develop good relationships with our suppliers in order to build preferred status for allocated or long-lead time raw materials and attain best cost. We also seek to work with our customers to develop accurate projections of materials requirements and to develop sourcing strategies to minimize intervals between arrivals of materials and order delivery dates. We also believe our electronic systems facilitates materials planning and management efforts.

         We have formal procedures and work instructions in place for all material control and handling related processes, in accordance with ISO 9001:2000 requirements and company policies, procedures and goals. We seek to limit customer specific risks through the application of our customer risk evaluation policy, under which we evaluate customers and their products for strategic fit, growth prospects and creditworthiness. This evaluation influences whether we will accept business and under what terms. We also attempt to enter into agreements with customers to share the risk of cancelled or reduced order requirements. We manage the non-customer-specific risk associated with our portfolio of customers by seeking diversity of size and technology.

Services

         Our services can generally be grouped into three categories. We believe our "design realization services" bring clarity to new ideas and enable rapid transition to "quality volume production" (QVP). Through our QVP services, we seek to offer manufacturing capabilities with flexibility to facilitate innovation, scalability to enable growth and traceability, and control and information processes to deliver efficient, quality production. Our "product integrity services" ensure timely, reliable and cost-effective product fulfillment, deployment and support.

         Design Realization--Design and prototype services, supported by engineering, quality, and supply chain management teams;

         Quality Volume Production (QVP)--PCB assembly; box build; system integration; final assembly and test; optical and opto-electronic assembly; splicing; electronic and mechanical assembly; and

         Product Integrity Services--Order fulfillment, deployment, installation, field and Return of Materials Authorization (RMA) services.

Design Realization Services

         We provide integrated design and prototyping services we believe are unique because of their close integration with our production facilities. From the start, we seek to work with customers to integrate a complete manufacturing strategy with their design requirements. By focusing from the start on manufacturability and quality, our design realization services help customers improve quality, lower cost and transition rapidly to quality volume production.

         Our design services include comprehensive engineering services, schematic consultation and support, product design, PCB layout consultation and design and component sourcing. In addition, we work with customers to develop advanced test and quality assurance strategies to produce custom automated test set designs with data collection and analysis capabilities. Our professionals use state-of-the-art tools such as IDEAS, Mentor Graphic's Veribest and Solid Works CAD to provide comprehensive mechanical packaging solutions.

         Our prototyping services complete the design cycle as our engineering and manufacturing teams attempt to transform product designs into tangible prototypes, evaluate design and test specifications and develop and document the process. We seek to establish a repeatable process with a manufacturable product that can transition smoothly into volume production.

Quality Volume Production

         We provide fully integrated turnkey manufacturing solutions to ensure timely and efficient fulfillment of requirements across a wide range of technologies. Our QVP services enable smooth transitions from new product introduction (NPI) to volume production. Manufacturing capabilities include printed circuit board assembly (SMT, PTH, chip scale, flip chip, BGA, quad flat pack and column grid array); optical and opto-electronic splicing and assembly; box build; higher level assembly and system integration; and electronic and mechanical assembly.

         We also offer customized test solutions in our drive to deliver defect-free, high quality products. Test solutions include in-circuit test, functional test, automated optical inspection (AOI) and x-ray, environment stress screening (ESS), burn-in, thermal, four-corners, reliability, RF, optical (including bit error rate) and customized product and system testing.

Product Integrity Services

         Our product integrity services provide customers with field asset management capabilities, including order fulfillment, deployment, installation and integration, field repair and upgrades, and RMA repair and warranty service. Our technicians have extensive experience in supporting the field deployment and maintenance of large-scale, electronic system networks. They seek to deliver expert installation and integration services to enable reliable and timely turn-up and commissioning of equipment. Our continuing field services provide traceable field repair, as well as upgrade and maintenance; while our RMA services provide warranty and non-warranty shop-floor repair and maintenance.

         RapidInfoTM System

         These services are integrated and supported by our RapidInfoTM System. This system incorporates both licensed and proprietary information technology to create an integrated information environment in which critical product and project data is collected and analyzed. Our RapidInfoTM System consists of both proprietary and licensed software products that together enable:

         Key data capture and analysis;
         Paperless process;
         Complete traceability from design through post-deployment upgrades and changes; and Continuous customer web-based access to data.

         Throughout the design and prototyping process, we employ licensed software tools such as Agile Anywhere to capture and manage rapidly evolving design information. Our proprietary manufacturing data collection system (MDCS) captures key production and quality information and processes data, creating a wholly paperless and traceable electronic shop-floor tracking system. Our ERP System from MAPICS provides automated materials, manufacturing and resource planning capability and captures order, account, vendor, material and shipping data. Our proprietary field asset management software allows ongoing capture and updating of configuration data after products are deployed to the field.

         Our systems are designed for security and reliability. We have developed redundant information systems and subjected them to various security audits. We regularly back up our information systems and subject them to a virus scan. These efforts are intended to buttress the integrity and security of our information systems and the data stored in them, and to minimize the potential for loss in the event of a disaster. Our facilities have reserve power generating systems to prevent the loss of product and minimize downtime in the event of shortages. We have developed a comprehensive disaster recovery plan and have in place an insurance program that we review and adjust annually to meet our business requirements.

         Minority Business Advantage

         As a certified minority business enterprise (MBE) with the Maryland/DC Supplier Development Council, we have a strategic advantage when competing for business in the telecommunications and defense industries. Regional Bell Operating Companies and other major equipment OEMs serving the telecommunications industry have signed pledges to target minimum aggregate purchases from MBEs. Very few EMS providers are MBEs. Our status as an MBE may be particularly attractive to an OEM seeking to achieve minority procurement objectives.

         Customer Base

         Our customer list includes companies in a variety of industries at varying stages of the product development cycle. Represented sectors include government and defense, information security, telecommunications, high-end computing, medical, satellite and optical systems. The sales cycle averages between three and nine months. We are also an authorized central office engineering and installation vendor for Verizon. Currently, more than half of our revenue is from defense-related contracts, 30% is derived from the medical instrument market and 20% is from the telecommunications industry.

         We are acutely aware that dependence upon any particular product or market entails a great deal of risk. If a product fails, or an industry stalls, revenue projections will be adversely impacted. For this reason, our sales team is adamant about targeting a varied customer base. We have made a deliberate decision to maintain this diversity in spite of potential economies of scale which we could benefit from by focusing on a particular product or industry.

         Sales and Marketing

         We currently have two employees in sales and sales support, including a Vice President of Sales. We have recently partnered with a manufacturers representative organization to provide extensive coverage in the mid-Atlantic region, and have a relationship with a manufacturer's representative in New England. These organizations offer our services as part of their overall outsourcing services to OEM's and receive a commission on sales of our services.

         We generate qualified leads through a number of sources. In-house research has generated leads with products and profiles consistent with our strategic objectives. In addition, we work to develop strategic relationships with vendors and other sources of referrals. Our existing customers are also strong sources of referrals for our business. We intend to engage in targeted communications to continue to build a strong regional reputation. Additional marketing activities to date include development of sales materials and our website, exhibiting at regional manufacturing shows, direct sales efforts and networking through trade organizations.

         Employees

         LMIC operates with a total staff of 57, all located in our Beltsville, MD facility. Of this number, we have six executives, as well as twenty-five engineers, technicians and specialists working in manufacturing, six professionals and technicians in our materials management department, six engineers and technicians in our quality department, eight engineers dedicated to our engineering services division and three employees in our consolidated administrative functions.

         Competition

         Our competitors may be grouped into the following categories of CMs and
OEMs: Traditional CMs, Higher-End CMs, Niche CMs, Other Service Providers and OEMs.

              ------------------------------------------------------------------
              Traditional CMs
              ------------------------------------------------------------------
              Profile              This group includes the largest Tier 1 CMs
                                   with global facilities competing primarily
                                   for high-volume, low-mix work. Tier 1 CMs
                                   provide highly efficient production of
                                   well-defined products and typically focus on
                                   consumer products, PCs and other commoditized
                                   products. This business requires tremendous
                                   volume to generate sufficient profits and
                                   cash flow.
              ------------------------------------------------------------------
              Sample Companies     Solectron, Sanmina, Flextronics, Celestica
              ------------------------------------------------------------------

Traditional CMs are not presently seen as significant direct competition. Their current business models make it difficult to support moderate volume production. Rather than building new capabilities, such as design and post-production services, or broad-based information services, we believe these CMs are likely to acquire competitors who meet a market need. These companies have a history of acquiring niche players that have innovative services or are in unpenetrated markets.

              ------------------------------------------------------------------
              Higher-End CMs
              ------------------------------------------------------------------
              Profile                  These companies have developed strong
                                       engineering front-ends and high-end
                                       manufacturing facilities, and focus more
                                       heavily on complex products than do
                                       typical CMs. However, as they expand
                                       through acquisition and establish a
                                       greater global presence, these companies
                                       have embraced more commoditized
                                       production. They do not appear to have
                                       invested heavily in robust field and
                                       information services.
              ------------------------------------------------------------------
              Sample                   Plexus, Pemstar
              Companies
              ------------------------------------------------------------------

Although these CMs will likely compete more directly with us for business, these providers have recently relied more on adding larger programs to support their increasing revenue objectives. They do not typically compete for post-production services nor do they provide the same level of integrated information services.

              ------------------------------------------------------------------
              Niche CMs
              ------------------------------------------------------------------
              Profile                  Smaller, generally serving only a
                                       particular geographic region or providing
                                       a high degree of expertise in one
                                       particular type of process or sector.
                                       Typically, these companies do not provide
                                       a full range of services.
              ------------------------------------------------------------------
              Sample                   EIT, Patapsco, Zentech
              Companies
              ------------------------------------------------------------------

Niche CMs are not seen as a significant threat to our business, as typically these companies meet only a regional need or provide a narrowly focused service addressing a discrete, well-defined need. Niche CMs generally do not attempt to provide the integrated services we offer. Currently, the mid-Atlantic region is served primarily by this type of CM.

              ------------------------------------------------------------------
              Service Shops
              ------------------------------------------------------------------
              Profile Variation of Niche CM. Focus on design or installation services, but without production capability.
              ------------------------------------------------------------------

Service shops are not seen as a significant threat. Like Niche CMs, they have a very different business model and face significant barriers to developing manufacturing or full-service capabilities.

              ------------------------------------------------------------------
              OEMs
              ------------------------------------------------------------------
              Profile Vertically integrated OEMs with in-house design, new product introduction and manufacturing capabilities.
              ------------------------------------------------------------------

We believe OEMs to be our most significant competitor, as more than 70% of all electronics manufacturing remains in-house. While we believe the trend is distinctly toward outsourcing, many of these OEMs are still struggling with the decision to transition manufacturing to CMs. If a CM provides full services and integrated information, in addition to providing efficient and predictable production, OEMs can decide in favor of outsourcing with more confidence. We believe we are uniquely positioned from the standpoint of geography and capability to partner with OEMs once these decisions have been made.

         Technical Capabilities

         LMIC manages its operations from Beltsville, MD within 85,000 square feet of high-tech facilities strategically located in the mid-Atlantic technology region. We currently have approximately 57 employees, nearly one-quarter of whom are engineers. Our headquarters houses state-of-the-art surface mount capabilities using Siemens pick-and-place equipment, in addition to optical splicing, assembly and test facilities; box build capability; as well as systems integration, design and prototyping functions. Serving over twenty different customers, including US government contractors, we provide a wide array of technical capabilities. These include:

         Agile Configuration and Product Data Management;
         Automated Data Collection & Warehousing;
         Automated Test and Quality Tracking;
         Burn-In Facilities, over 50 Degrees C.;
         Class 10,000 Clean Facilities/ Class 100 Space;
         Comprehensive Test Capabilities;
         Electronic Shop-Floor Tracking Systems;
         Engineering Expertise--component, design, electrical, mechanical, PCB, quality assurance, software, test; ESD Controlled, Secure Facilities; Integrated Information Systems;
         Leading-Edge SMT, Optical Splicing, and Test Equipment;
         Mapics Pointman ERP System;
         Powerful Design and PCB Layout Tools;
         Rapid Prototyping Facilities; Shop Floors with -48V DC Power Bus; Supply-Chain Management; Web-Based Customer Collaboration Tools; and Web-Enabled Transactions.

         ISO 9001 Certification

         We are ISO 9001:2000 quality certified for the design, manufacture and service of electronic equipment, one of the few contract manufacturing service
(CMS) providers in the region with such certification. Our systems, processes, and controls were all stringently evaluated in the certification process. Successful certification indicates that our processes and procedures are defined and implemented to ensure consistently high quality products, while operations are all documented and easily repeatable. As an ISO 9001:2000 CMS, our services are in demand by makers of high-end electronics.

Research and Development

         LMIC, Inc. is a manufacturing company, and provides full service R&D capabilities for our customers. Our engineering services include software, hardware, and mechanical design. We also support product improvement, reengineering for manufacturability for our customers. We support the RapidInfoTM , proprietary software that supports all manufacturing functions in the Company. We do not conduct independent, self-funded research and development.

Offices and Facilities

LMIC moved into our state of the art manufacturing facility in the Fall of 2001. We custom designed and built-out an 85,000 square foot facility which includes the latest equipment for surface mount technology and fiber optics manufacture. We have a 10-year lease extending through June 30th, 2011, with monthly payments of $75747.00 per month.

Industry Overview and Market

         The EMS industry has experienced tremendous growth in the past decade, fueled in part by an increasing trend by OEMs toward outsourcing manufacturing and by growth in the underlying electronics market. The total available market
(TAM) for EMS is defined as the total cost of goods sold for electronic OEMs. Both the Gartner Group and Technology Forecasters, Inc. (TFI) forecast worldwide TAM to exceed one trillion dollars by 2004.

         A distinct trend toward outsourcing began in the 1990's as more companies were forced to rethink asset utilization and cost efficiency. This trend continues to accelerate, resulting in an increasing penetration of the overall TAM by EMS providers. We believe this increasing penetration rate is a key driver in the industry's growth. EMS penetration is higher among new manufacturing companies, which plan from the outset to outsource manufacturing and other operations outside their core competencies. We believe EMS penetration is also increasing among established OEMs as they seek to drive innovation, increase margins, manage capacity and improve their return on invested capital.

         Worldwide EMS revenue has grown from $14.0 billion in 1990 to $101 billion in 2000. Even with the economic downturn in 2001-2, EMS revenue held at $100 billion. This growth reflects, in part, EMS providers' increased penetration of the total available market from 4.6% in 1990 to 13% in 2000. TFI estimates this percentage will continue to rise.

         To maintain manufacturing operations capable of supporting increasingly innovative product lines, we believe OEMs must continue to upgrade equipment and infrastructure and train and hire skilled personnel. OEMs must also be prepared to manage fluctuations in demand, including seasonality and demand surges. Outsourcing manufacturing operations provides OEMs with a way to focus capital on their core competencies, gain continuing access to leading edge manufacturing and technological resources and shed reliance on sub-optimally loaded manufacturing facilities.

         In general, the largest EMS providers serve the largest and most mature OEMs, such as Motorola, Hewlett-Packard and Cisco, and, consistent with the needs of these companies, focus on high-volume, highly efficient production of well-defined products. The rest of the EMS industry is made up of many small to medium-sized companies providing a variety of niche services. They may fill a geographic or service niche, or focus on small OEMs who do not or cannot go to the larger firms.

Growth Strategy

         We plan to grow rapidly in order to take full advantage of the increasing trend toward outsourcing. We believe we are currently positioned to compete effectively for business from smaller and middle-sized electronic equipment OEMs. Our strategy is to seek partnerships with OEMs seeking to outsource existing operations or to align with a long-term manufacturing partner. LMIC works with OEMs who are finding in-house manufacturing operations to be inefficient. We will assume their staff and their infrastructure, and will offer to provide a specified period of exclusive manufacturing support, after which time we will have the right to provide our services at that location to other customers, while ensuring the initial OEM priority access to services. This will involve both acquisitions and organic growth. Our primary acquisition targets are intended to be OEMs with existing in-house manufacturing operations that meet our strategic criteria. We intend to seek organic growth through developing new customer relationships and expanding existing ones. From inception, we have focused on building scalable and flexible systems that can readily integrate new facilities, processes and personnel. We feel these efforts have prepared us operationally for our intended growth strategy.

         To minimize fluctuations in revenue streams, utilize capacity efficiently, expand our customer base and create opportunities for growth, our strategy is to target qualified customers with complex, innovative products across a diverse range of technologies. We believe that through our commitment to quality and customer service, and the value-added collaboration that follows from the close integration of our service lines from concept to product deployment and follow-on, we can expand these relationships over time.

         Our acquisition strategy attempts to target OEMs or operating divisions of OEMs with existing manufacturing operations that have a history of revenues between $50 and $500 million. Structured appropriately, we believe the OEM can achieve significantly lower production costs and enhance quality and reliability. Generally, we expect to lower our customer's product costs by restructuring acquired operations or consolidating them with our existing operations to improve efficiency and quality control, and manage capacity and inventory more effectively.

Board of Directors and Management Team

         Brief biographies of our senior executives are presented below.

Name                     Age                Title
----                     ---                -----
Kwok Li                  46         Chairman of the Board
Ajit Medhekar            45         Director
Barton Shigemura         44         Director
Luis P. Negrete          56         President, Chief Executive Officer, Director
Roger J. Cavanaugh       59         Chief Financial Officer, Treasurer
Mary Faith Boyer         45         Vice President, Secretary
John J. Duffy            49         Vice-President, Sales
John Lambert C.          46         Vice-President, Quality
Shreenath  Shetty        42         Vice President, Engineers

Kwok Li, Chairman

         Mr. Li is the founder and Chairman of what is now LMIC Manufacturing, Inc. He is also the Chairman and Managing Partner of Linsang Partners, LLC, a holding company focusing on the integration of computing and communications. Mr. Li has created several privately held companies that are critical in such applications. Among Linsang's publicly and privately held companies is Splitrock Services, Inc. (NASD-SPLT), a nationwide, multi-service, network provider. Splitrock used unique network algorithms that achieved a highly efficient data network with minimum routing delays for Internet data traffic. In 1998, Splitrock successfully raised a $261m bond offering, and became publicly traded in July 1999. In January 2000, Splitrock was acquired by McLeodUSA, Inc., (NASD-MCLD). Before starting Linsang, Mr. Li was the cofounder the Chief Technology Officer of Yurie Systems, Inc. (NASD-YURI), which designed and manufactured a line of high capacity data and voice switches. Yurie was listed on NASD in February 1997, and was acquired by Lucent Technologies (LU) in June 1998. Yurie pioneered the use of Asynchronous Transfer Mode (ATM) technology in network access applications. In the years before starting Yurie Systems, Mr. Li held various positions with WilTel and with BNR, the R&D arm of Northern Telecom. Mr. Li received his B.E.S. in Electrical Engineering from the Johns Hopkins University in 1979, and is a member of its Board of Trustees.

Ajit Medhekar

In 1997, Mr. Medhekar founded Lara Technology, Inc., a telecommunications company, and served as its Chairman and CEO. In 1999 Lara Technology, Inc. was renamed empowerTel Networks, Inc. and created a new company named Lara Networks, Inc. He continued to serve as Chairman of Lara Networks until it was acquired by Cypress Semiconductor in July 2001. Mr. Medhekar continued to serve as Chairman and CEO of empowerTel Networks until it was acquired by IPUnity, Inc. in July 2002. He currently serves on the Board of Directors of IPUnity, Inc., Corrent Corporation, and SIGPRO Wireless, as well as Linsang Manufacturing, Inc.

In his capacity as an electrical engineer, Mr. Medhekar co-authored 14 patents, 13 of which have been granted to date. Mr. Medhekar received both Bachelors and Masters Degrees in Electrical Engineering from the Massachusetts Institute of Technology in 1981.

Barton Shigemura

Mr. Shigemura is currently president and CEO of YottaYotta Inc., a leader in the storage utility arena. He has been with YottaYotta Inc. since [ ]. Prior to YottaYotta, Mr. Shigemura was Chairman and CEO of Alidian Networks from September 1999 to December 2003, a layer 2 grooming and aggregation platform in the metro optical market.

Prior to Alidian, Mr. Shigemura was Vice President of worldwide Marketing for all data products at Lucent Technologies from June 1998 to September 1999. He joined Lucent via their acquisition of Yurie Systems. Mr. Shigemura served as Senior Vice President of Sales and Marketing at Yurie April 1996 to June 1998, and was a member of their Board of Directors. Before joining Yurie from May 1993 to April 1996, Mr. Shigemura was Vice President of Marketing and Services for Premisys Communications. Earlier in his career, Mr. Shigemura held executive sales and marketing positions at Nortel Networks, General DataComm and IBM. Mr. Shigemura is currently on the board of directors of YottaYotta Inc., Zhone Technologies, and Cibernet.

Mr. Shigemura has a B.S. in Marketing and Finance from the University of Southern California.

Luis P. Negrete, President and Chief Executive Officer

         As President and CEO, Mr. Negrete has provided executive leadership at LMIC, Inc. since its inception in January 2000. Mr. Negrete has over 30 years of executive-level experience in a diversity of industries around the world. His experience spans manufacturing, research, design, and development of new technologies, strategic planning, and engineering development. Mr. Negrete was formerly Director of Manufacturing at Lucent Technologies, Inc. (June 1998 to January 2000), Director of Administrative Services for Yurie Systems, Inc., and Vice-President of DIMISA, in Madrid, Spain, a company oriented to the research, design and development of new technologies in the automobile industry.

         Mr. Negrete held numerous high level positions in the Republic of Cuba. As Vice-Minister of Industry, he was directly responsible for the research, design and development of the Cuban automobile industry. In that capacity, Mr. Negrete oversaw 12 manufacturing facilities with more than 6,000 employees, and the Institute for the Development of Engineering Technology, with more than 300 engineers of different specialties. Mr. Negrete was also President of the Agricultural Machinery Industry, overseeing the Institute for Agricultural

Development and six manufacturing facilities with more than 500 employees and 800 foreign consultants. Mr. Negrete also served as President of the Cuban Rice Industry, Vice President of Iron & Steel Industry and Vice President of Cuba-Tobacco.

         Mr. Negrete holds a degree in Business Administration-Economics and a Masters Degree in Economic Planning from the University of Havana.

Roger J. Cavanaugh, CPA, Chief Financial Officer

         Mr. Cavanaugh joined LMIC, Inc. in February 2003, after more than 21 years of CFO experience in high technology, accounting and consulting, manufacturing, internet technology, professional services, acquisition and retention processes. Prior to joining LMIC, Mr. Cavanaugh was the COO/CFO with Heritage Services, Inc., (January 2002 through January 2003), CFO with Patton Electronics (September 2000 through April 2001), Research Director with Exedior, Inc. (February 2000 through September 2000) and CFO of NewTHINK, Inc. (1996 through January of 2000). Mr. Cavanaugh is a Certified Public Accountant.

Mary-Faith Boyer, SPHR, Vice President

         Ms. Boyer joined LMIC in February of 2003 where she is responsible for, among other things, investor relations, public relations, employee relations, human resources, EEO, staffing, government compliance, payroll, OSHA, risk management and facilities management. Prior to joining LMIC, Ms. Boyer served as a consultant with PRM Consulting from June 2002 to January 2003. Ms. Boyer served as director of administration and human resources at VTLinx, Inc. from December 2000 to September 2001, and QualStream, LLC from October 2001 to February 2002, each Silver Spring, Maryland-based high-tech start-up companies. She was also director of human resources and federal facility security officer for PTFS, Inc of Bethesda, Maryland from June 1999 to December 2000 and director of human resources for Digital System Resources in Fairlakes, Virginia from September 1996 to June 1999. In 1983 Ms. Boyer received a B.A. in Social and Political Institutions from Wilson College in Chambersburg, Pennsylvania.

John J. Duffy, Vice President of Sales

         Mr. Duffy joined LMIC, Inc. in October 2000. Mr. Duffy has led the expansion of our sales pipeline and hired sales representatives for the mid-Atlantic and Northeast regions, with experience in the EMS, optical, and other technology sectors. Mr. Duffy has 25 years of industrial sales, service, and marketing experience, with nearly ten years in the EMS industry in the mid-Atlantic region. Before joining LMIC, Inc., Mr. Duffy was sales manager at Zentech Manufacturing (September 1999 through September 2000), where he designed and implemented a strategic marketing plan that tripled sales volume in a six-month period. Before Zentech, Mr. Duffy managed business development in the Mid-Atlantic region for IEC Electronics (January 1994 through September 1999), a Tier Two EMS provider.

         Mr. Duffy was National Sales Manager for Walchem Corporation and also held engineering and marketing positions at the Milton Roy Company. He studied mechanical engineering at Virginia Polytechnic Institute and marketing and management at LaSalle University.

John C. Lambert, Vice President of Quality

         Mr. Lambert joined LMIC, Inc. in January 2000. He led the development and integration of our quality and information systems, and the development and acquisition of equipment and production systems currently in use at our facilities. Through Mr. Lambert's leadership, LMIC, Inc. was able to obtain ISO 9001 certification in the design, manufacturing and servicing of electronic equipment after only nine months of operation and maintain continuous certification through expansion to our new facility.

         Mr. Lambert has over 20 years experience in testing, manufacturing and quality engineering, engineering management and in evaluating contract manufacturers. Before joining LMIC, Inc., Mr. Lambert was Director of Quality and Reliability at Lucent Technologies (June 1998 to January 2000) and Yurie Systems. In that capacity, Mr. Lambert was responsible for supplier and manufacturing quality, process and reliability engineering functions. He was also a member of the team assigned to integrate the Ascend acquisition into the Lucent organization. Before Yurie, Mr. Lambert was a technical leader at AlliedSignal GES Communications Systems, responsible for the quality, test and process engineering functions for all IFF product lines. A Six Sigma Black Belt, he was also a member of the Lean Manufacturing Implementation Team. Mr. Lambert has a B.S.E.E. from Temple University and is an AQS certified ISO 9000 Lead Auditor.

Executive Compensation

         Neither the Chief Executive Officer of LMIC nor any other executive officer earned or received in excess of $100,000 during the fiscal year ended December 31, 2002.

Long Term Incentive Plans - Awards in Last Fiscal Year

         None.

Employee Pension, Profit Sharing or Other Retirement Plans


         We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors

         At present, we do not pay directors for attending meetings of the Board of Directors. Outside directors receive an equity award of options to purchase 20,000 shares of our common stock per year, priced at the market rate at time of award.

Other Arrangements. During the year ended December 31, 2002, and except as disclosed elsewhere in this prospectus, no director of LMIC received any form of compensation from LMIC.

Stock Option and Bonus Plans

         We have a stock option plan, adopted by our board of directors in May 2003 and approved by our stockholders in July 2003, pursuant to which up to 2,000,000 incentive and non-incentive options may be granted (the "Plan"). The Plan will remain in effect until May 1, 2013, unless terminated earlier by action of our Board of Directors. Officers, directors, employees, advisors and consultants may be granted options under the Plan. The Plan is administered by our Board or a committee appointed by the Board, which has the authority to interpret the provisions of the Plan and supervise its administration. In addition, the Board is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each such grant and to determine when, and upon what conditions, shares or options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation. Options granted pursuant to the Plan which are not exercised, terminate upon the date specified at the time the option was granted.

         In the discretion of the Board, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of LMIC or the period of time a non-employee must provide services to LMIC. At the time an employee ceases working for LMIC (or at the time a non-employee ceases to perform services for LMIC), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Board, payment for the shares of Common Stock underlying options may be paid through the delivery of shares of Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted as payment for options at the discretion of the Board.

         Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board when the shares were issued.

         The Board may, at any time and from time to time, amend, terminate or suspend the Plan in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted.

         The Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

         To date, no options have been granted under the Plan.

Certain Relationships and Transactions.

         On December 12, 2002, we issued a $200,000 demand note in favor of Ajit Medhekar, a member of our Board of Directors, in exchange for a $200,000 loan to the company. Interest is payable at 8% per annum. The note may be prepaid at any time upon at least 30 days' written notice to Mr. Medhekar.

         Beginning in fiscal year 2000, we joined with Linsang Partners LLC, an entity wholly-owned by Kwok Li, our Chairman, in a benefits package with a third party benefits providers to provide health, dental and 401k benefits to employees of both companies. This was done to achieve economies of scale. There is no formal arrangement with Linsang Partners and we may, in the future, determine to engage our own benefits package providers.

         As of November 20, 2003, we entered into a $4,000,000 line of credit agreement with Laurus Master Fund, Ltd., our majority stockholder prior to the merger with Linsang and currently a holder of more than 9% of our common stock, pursuant to which we executed a three year convertible promissory note and a seven year common stock purchase warrant. Currently, there is $2,000,000 outstanding on this credit line. The note is convertible into shares of common stock at $2.50 per share and the warrant is convertible into 64,000 shares. For every dollar in principal of the note converted into common stock, LMIC shall issue to the holder additional seven-year warrants to purchase a number of shares equal to 5% of principal being converted divided by $3.125 at an exercise price equal to $3.125. No more than an aggregate of 100,000 shares of common stock may be purchased by the holder pursuant to the Additional Warrants. By way of example, in the event that the holder has converted $1,000,000 of the note principal into common stock, then the holder will be permitted to exercise the additional warrants in an amount equal to $50,000 divided by $3.125.

                PRINCIPAL STOCKHOLDERS AND HOLDINGS OF MANAGEMENT

         The following table sets forth certain information as of December 15, 2003, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee and executive officer of the Company, (iii) all officers and directors as a group.

                                            NUMBER OF SHARES       APPROXIMATE
                                            BENEFICIALLY           PERCENTAGE OF
NAME                                        OWNED                  COMMON STOCK

Kwok Li (1)(2)                               7,193,248                 67.0%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Ajit K. Medhekar (1)                                 0                   --
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Laurus Master Fund, Ltd. (3)                   969,493                 9.03%
152 West 57th Street
New York, New York 10019

Linsang Partners, LLC (3)                    5,317,787                49.53%
6435 Virginia Manor Road
Beltsville, MD 20705

Linsang International, LP (3)                1,875,461                17.47%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Luis Negrete (1) (4)                           138,594                  1.4%
c/o Linsang Manufacturing, Inc.
6435 Virginia Manor Road
Beltsville, MD 20705

Barton Y. Shigemura (1)
c/o Linsang Manufacturing, Inc.                      0                   --
6435 Virginia Manor Road
Beltsville, MD 20705

Mary Faith Boyer (1)
c/o Linsang Manufacturing, Inc.                      0                   --
6435 Virginia Manor Road
Beltsville, MD 20705

Roger Cavanaugh (1)
c/o Linsang Manufacturing, Inc.                      0                   --
6435 Virginia Manor Road
Beltsville, MD 20705

All officers and directors as a group        7,331,842                 68.4%

---------
(1)      Director or officer
(2)      Includes shares owned by Linsang International, LP and Linsang
         Partners, LLC
(3)      5% stockholder
(4)      Includes vested options to purchase 138,594 shares of Common Stock



                              SELLING SHAREHOLDERS

This prospectus relates to the sale of shares of our common stock by several of our shareholders. The shares offered by this prospectus include shares owned by these shareholders as well as shares issuable upon the exercise of options and warrants. The shares, options and warrants were issued for services rendered and in private offerings for cash.

We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by LMIC. The selling shareholders will pay all other costs of the sale of the shares offered by them.

    The following table identifies the selling shareholders and the shares that are being offered for sale by the selling shareholders.

                                                                                       Share
                                                Shares          Shares               Ownership
                                               Issuable         to be                  After
                                               Upon the         Sold                  Offering
                                               Exercise           in        -------------------------
                               Shares         of Options         this          Number          % of
Name                           Owned         or Warrants      Offering       of Shares          Class
-----------------------------------------------------------------------------------------------------
Rayner Aguiar                  197                  0            197                  0             0
Yung Lung Ho                   131,214              0            131,214              0             0
Pamela Kell                    481                  0            481                  0             0
Lawrence Kolitas               381                  0            381                  0             0
Angela Kwan                    1,313                0            1,313                0             0
Kam Chung Lee                  131,202              0            131,202              0             0
Hon Chung Leung                3,381                0            3,381                0             0
Yuk Mui Leung                  6,561                0            6,561                0             0
Dominic Ping Sung Leung        6,561                0            6,561                0             0
Laurus Master Funds, Ltd.          0        1,900,000(a)     1,900,000                0             0

Linsang International LP       1,875,461            0            187,546      1,687,915           15.72%
Linsang Partners, LLC          5,317,787            0            531,778      4,786,009           44.58%
Crown Capital                  278,041              0            278,041              0             0
Warren Ross                    776                  0            776                  0             0
Boonyong Tanyavutti            13,122               0            13,122               0             0
Stella Tanyavutti              3,381                0            3,381                0             0
Agnes Yuk-Wang Tsang           6,561                0            6,561                0             0
Donna West                     907                  0            907                  0             0
Todd Wilkens                   216,502              0            216,502              0             0
Mo Ching Chiu Yip              3,381                0            3,381                0             0
Affiliated Holdings
  Financial Group, Inc.        250,000              0            250,000              0             0
Aysseh Family, LLC             133,333              0            133,333              0             0
Gold Point
  Capital Partner              16,666               0            16,666               0             0
Jesup & Lamont Securities      100,000              0            100,000              0             0
Mercaldo Family Trust Ltd.
   dated Oct 8, 2002           100,000              0            100,000              0             0
Kam Chung Lee                  33,333               0            33,333               0             0
MOCLS' Holdings, LLC           266,667              0            266,667              0             0

Total                        8,647,209      1,900,000          4,073,285       6,473,924          60.3%
                             ---------                          --------       ---------          ----

(a) represents (1) 1,700,000 shares issuable upon conversion of an Amended and Restated Convertible Note dated November 20, 2003, and (2) 200,000 issuable upon exercise of a Common Stock Purchase Warrant, dated November 20, 2003

Manner of Sale

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; or

o        any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

LMIC has advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". LMIC has also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.


                            DESCRIPTION OF SECURITIES
Common Stock

LMIC is authorized to issue 100,000,000 shares of common stock. As of December 15, 2003 LMIC had 10,734,709 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by LMIC. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Convertible Notes and Warrants

         On October 28, 2003, we executed a five year promissory note in favor of Rod Whiton for up to $1,000,000. To date, Mr. Whiton has only advanced us the sum of $10,000. Interest is at 3% per annum and is due and payable annually either in cash or in shares of our common stock at a 5% discount to the market price of the common stock based upon an average of the last sale prices of the common stock during the 30 trading days prior to the date of determination. The Company has the sole option whether to pay interest in cash or common stock. At any time prior to the maturity date, Mr. Whiton may convert the note into restricted shares of common stock or preferred stock (if available) at $25 per share. The note may be prepaid at any time upon 30 days written notice to Mr. Whiton.

         On October 2, 2003, we held a final closing on the sale of 650,000 shares of common stock. The shares were sold for $1.50 per share, resulting in gross proceeds to the company of $975,000. Jessup & Lamont Securities Corporation acted as placement agent and received $40,000 as cash compensation as well as 25,000 shares of common stock. The common stock does not have registration rights attached.

         As of November 20, 2003, we entered into a $4,000,000 line of credit agreement with Laurus Master Fund, Ltd., our majority stockholder prior to the merger with Linsang, pursuant to which we executed a three year convertible promissory note and a seven year common stock purchase warrant. Currently, there is $2,000,000 outstanding on this credit line. The note is convertible into shares of common stock at $2.50 per share and the warrant is convertible into 64,000 shares. For every dollar in principal of the note converted into common stock, LMIC shall issue to the holder additional seven-year warrants to purchase a number of shares equal to 5% of principal being converted divided by $3.125 at an exercise price equal to $3.125. No more than an aggregate of 100,000 shares of common stock may be purchased by the holder pursuant to the Additional Warrants. By way of example, in the event that the holder has converted $1,000,000 of the note principal into common stock, then the holder will be permitted to exercise the additional warrants in an amount equal to $50,000 divided by $3.125.

Transfer Agent:

         Continental Stock Transfer and Trust Company
         17 Battery Place
         New York, NY 10004
         Telephone Number (212)509-4000
         Facsimile Number (212)509-5150

                                LEGAL PROCEEDINGS

LMIC is not involved in any pending or threatened legal proceeding.

                                     EXPERTS

The financial statements of Cheshire Distributors, Inc. (now known as LMIC, Inc.) included in this prospectus as of December 31, 2002 and for the years ended December 31, 2002 and 2001 are included in reliance on the report of Wolinetz, Lafazan & Company, P.C., independent accountants, given on authority of said firm as experts in auditing and accounting.

The financial statements of Linsang Manufacturing, Inc. (now a wholly-owned subsidiary of LMIC, Inc.) included in this prospectus for the years ended December 31, 2002 and 2001 have been so incorporated in reliance on the report of DDK & Company, LLP, independent accountants, given on authority of said firm as exerts in auditing and accounting.

With respect to the Independent Accountants Report on the unaudited interim financial information of Linsang Manufacturing, Inc., for the six months ended June 30, 2003 and 2002, dated July 27, 2003 and to the Independent Accountants Report on the unaudited interim financial information of LMIC, Inc. for the nine months ended September 30, 2003 and 2002, dated October 23, 2003. Our current accountants, DDK & Company LLP, have applied limited procedures in accordance with professional standards for a review of such information. As stated in their reports, they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. DDK & Company LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because this report is not a "report" on a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 INDEMNIFICATION

A director, officer, employee, or agent of LMIC who was found liable for misconduct or negligence in the performance of his duty may obtain indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling LMIC pursuant to the foregoing provisions, LMIC has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                              AVAILABLE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission at its office in Washington, D.C. at prescribed rates. Certain information is also available at the Internet web site maintained by the SEC at www.sec.gov.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by LMIC This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made in this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of LMIC since such date.

                          CHESHIRE DISTRIBUTORS, INC.


                        INDEX TO THE FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                    CONTENTS

Report of Independent Auditors                                                                                     F-2

Financial Statements:

Balance Sheet as of December 31, 2002                                                                              F-3

Statements of Operations for each of the two years in the period ended December 31, 2002 and for the
 period May 12, 1999 (inception) to December 31, 2002                                                              F-4

Statements of Changes in Stockholders' Deficit for each of the two years in the period ended December 31, 2002
 and for the period May 12, 1999 (inception) to December 31, 2002                                                  F-5 - 6

Statements of Cash Flows for each of the two years in the period ended December 31, 2002
 and for the period May 12, 1999 (inception) to December 31, 2002                                                  F-7 - 8

Notes to the Financial Statements                                                                                  F-9


REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Cheshire Distributors, Inc.

We have audited the accompanying balance sheet of Cheshire Distributors, Inc. (a development stage enterprise) as of December 31, 2002, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2002, and for the period May 12, 1999 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cheshire Distributors, Inc. at December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002, and for the period May 12, 1999 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and has a working capital deficiency and shareholders' deficit at December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              WOLINETZ, LAFAZAN & COMPANY, P.C.



Rockville Centre, New York
March 24, 2003

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                DECEMBER 31, 2002




                                     ASSETS

Current Assets:
  Notes Receivable (Net of Fair Value Adjustment of $734,156)        $       -
  Accrued Interest Receivable (Net of Fair Value Adjustment of $40,500)      -
                                                                      ---------

Total Assets                                                          $      -
                                                                      =========




                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts Payable                                               $     180,187
  Accrued Expenses                                                     126,011
  Loan Payable - Related Party                                          27,222
  Notes Payable - Related Party                                        734,156
  Notes Payable - Current Portion                                       55,725
                                                                --------------

         Total Current Liabilities                                   1,123,301
                                                                -------------

Commitments and Contingencies

Stockholders' Deficit:
  Common Stock, $0.001 Par Value; Authorized 100,000,000 Shares,
    Issued and Outstanding 34,800,374 Shares                            34,800
  Additional Paid-In Capital                                         4,184,000
  Deficit Accumulated in the Development Stage                      (5,342,101)
                                                                  -------------

         Total Stockholders' Deficit                                (1,123,301)

Total Liabilities and Stockholders' Deficit                     $            -
                                                                ===============






The accompanying notes are an integral part of the financial statements.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS



                                                                                            For the Period
                                                                  For the Year Ended        May 12, 1999
                                                     ---------------------------------
                                                                    December 31,            (Inception) to
                                                     ---------------------------------
                                                            2002        2001                December 31, 2002
                                                     ----------------------------------     ----------------


Revenues                                                $         -      $         -       $         -
                                                        ------------      ------------      ------------

Costs and Expenses:
  Selling, General and Administrative Expenses              127,945           308,723         3,031,065
  Reduction of Notes Receivable and Accrued
    Interest to Fair Value                                  774,656                -            774,656
                                                        ------------      ------------      ------------

         Total Costs and Expenses                           902,601           308,723         3,805,721
                                                       ------------      ------------      ------------

Other Income (Expense):
  Interest Expense and Other Financing Charges           (   55,709)        (  70,020)       (1,005,639)
  Interest Income                                            40,500           444,153
  Amortization of Loan Fees                                       -         ( 230,588)       (1,027,681)
  Extinguishment of Debt                                          -            40,000           592,557
  Loss on Investment                                              -         (    -   )       (  139,770)

         Total Other Income (Expense)                     (  15,209)        ( 260,604)       (1,536,380)
                                                        ------------      ------------      ------------


Net Loss                                               $   (917,810)     $   (569,327)     $ (5,342,101)
                                                       ============      ============     =============
Net Loss Per Share, Basic and Diluted                  $       (.03)     $       (.02)
                                                       ============      ============

Weighted Average Number of Common Shares
  Outstanding:
    Basic and Diluted                                    34,800,374        27,347,590
                                                      ============       ============










The accompanying notes are an integral part of the financial statements.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
          FOR THE PERIOD MAY 12, 1999 (INCEPTION) TO DECEMBER 31, 2002


                                                                                                  Deficit
                                                                                                 Accumulated
                                                                                Additional       Development
                                                       Common Stock             Paid-In             in the
                                                   Shares         Amount        Capital              Stage              Total
                                                ------------     ---------      -----------      -----------         -----------
Balance, May 12, 1999                                      -     $       -     $           -     $          -        $        -

Common Stock Issued Upon Incorporation             9,890,927         9,891            (8,893)               -               998

Sale of Common Stock and Warrants                    109,073           109           349,891                -           350,000

Valuation of Non-Cash Conversion
  Feature of Warrants                                      -             -           128,500                -           128,500

Net Loss for the Period                                    -             -                 -         (864,567)         (864,567)

Balance, December 31, 1999                        10,000,000        10,000           469,498         (864,567)         (385,069)

Pacific Development Corporation
  Common Shares - Recapitalization                   137,283           137              (137)               -                 -

Costs Associated with Reverse Merger/
  Recapitalization                                         -             -          (275,000)               -          (275,000)

Issuance of Common Stock to Consultant
  for Services Under S-8                             227,717           228            35,068                -            35,296

Retirement of Common Stock
  by Related Party                                  (406,544)         (407)              407                -

Issuance of Common Stock to Related
  Party Upon Exercise of Stock Options               407,000           407             3,663                -             4,070

Issuance of Common Stock to Correct
  August 1999 Share Purchase Amount                   65,594            66               (66)               -                 -

Issuance of Common Stock for
  Conversion of Note Payable                          97,765            98           155,715                -           155,813

Issuance of Common Stock
  for Consulting Services                             20,000            20            18,780                -            18,800

Valuation of Non-Cash Conversion Feature
  of Warrants and Debt Instruments                         -             -           847,936                -           847,936

Contributed Capital Pursuant to Debt
  Modification with Related Party                          -             -            76,026                -            76,026

Issuance of Common Stock Upon
  Exercise of Stock Options                          500,000           500             4,500                -             5,000

Stock Based Compensation                                   -             -           686,758                -           686,758

Net Loss                                                   -             -                 -       (2,990,397)       (2,990,397)

Balance, December 31, 2000                        11,048,815        11,049         2,023,148       (3,854,964)       (1,820,767)


The accompanying notes are an integral part of the financial statements.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
          FOR THE PERIOD MAY 12, 1999 (INCEPTION) TO DECEMBER 31, 2002
                                   (Continued)

                                                                                                  Deficit
                                                                                                 Accumulated
                                                                                Additional       Development
                                                       Common Stock             Paid-In             in the
                                                   Shares         Amount        Capital              Stage              Total
                                                ------------     ---------      -----------      -----------         -----------

Issuance of Common Stock Upon
  Exercise of Stock Options                     100,000               100               900                 -             1,000

Issuance of Common Stock for
  Settlement of Notes Payable and
  Accrued Liabilities                        30,106,540            30,106         1,934,333                 -         1,964,439

Issuance of Common Stock for
  Settlement of Accrued Liabilities           2,650,000             2,650            74,900                 -            77,550

Treasury Stock Contributed by
  Stockholders, 9,104,981 Shares                      -                 -            (9,105)                -                 -
                                                      -                 -             9,105                 -                 -

Retirement of Treasury Stock                 (9,104,981)            (9,105)           9,105                 -                 -

Stock Based Compensation                              -                 -           141,614                 -           141,614

Net Loss                                              -                 -                 -          (569,327)         (569,327)


Balance, December 31, 2001                   34,800,374            34,800         4,184,000        (4,424,291)         (205,491)

Net Loss                                              -                 -                 -          (917,810)         (917,810)

Balance, December 31, 2002                   34,800,374        $   34,800       $ 4,184,000       $(5,342,101)      $ (1,123,301)
                                             ===========      ===========        ===========      ============       ============









The accompanying notes are an integral part of the financial statements.

                                            CHESHIRE DISTRIBUTORS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                              STATEMENT OF CASH FLOWS


                                                                                            For the Period
                                                                  For the Year Ended        May 12, 1999
                                                     ---------------------------------
                                                                    December 31,            (Inception) to
                                                     ---------------------------------
                                                            2002        2001                December 31, 2002
                                                     ----------------------------------     ----------------


Operating Activities:
  Net Loss                                               $  (917,810)     $  (569,327)      $(5,342,101)
                                                         -----------      -----------       -----------

  Adjustments to Reconcile Net Loss to Net Cash
    Used in Operating Activities:
      Depreciation and Amortization                            3,720          235,835         1,040,226
      Loss and Abandonment                                     2,925                -             2,925
      Reduction of Notes Receivable and Accrued Interest
        to Fair Value                                        774,656                -           774,656
      Stock Issued for Services and Other                          -                -           182,596
      Stock Based Compensation                                     -          141,614           828,372
      Extinguishment of Debt                                       -          (40,000)         (592,557)
  Changes in Operating Assets and Liabilities:
    (Increase) in Accrued Interest Receivable                (40,500)               -           (40,500)
    (Increase) in Other Current Assets                             -            2,172                 -
    (Increase) in Security Deposits                                -            7,077                 -
    Increase in Accounts Payable and Accrued Expenses        148,647          (76,719)        1,175,547
                                                         -----------      -----------       -----------


         Total Adjustments                                   889,448          269,979         3,371,265
                                                         -----------      -----------       -----------


Net Cash (Used) in Operating Activities                      (28,362)        (299,348)       (1,970,836)
                                                         -----------      -----------       -----------


Investing Activities:
  Capital Expenditures                                             -                -           (14,899)
  Investment in Cardoso Cigarette Depot (Pty) Ltd.                 -        1,000,000                 -
                                                         -----------      -----------       -----------

Net Cash (Used) in Investing Activities                            -        1,000,000           (14,899)
                                                                          -----------       -----------

Financing Activities:
  Proceeds of Borrowings from Related Party                   27,222                -            27,222
  Proceeds of Notes Payable                                        -                -         2,765,703
  Repayment of Notes Payable                                       -         (708,916)         (713,513)
  Deferred Loan Costs                                              -                -          (179,745)
  Proceeds from Sale of Common Stock                               -                -           350,998
  Proceeds from Exercise of Stock Options                          -            1,000            10,070
  Costs Associated with Reverse Merger/Recapitalization            -                -          (275,000)
                                                                          -----------       -----------

Net Cash Provided by Financing Activities                     27,222         (707,916)        1,985,735
                                                         -----------      -----------       -----------

Net Increase (Decrease) in Cash and Cash Equivalents          (1,140)          (7,264)                -

Cash and Cash Equivalents - Beginning of Period                1,140            8,404                 -
                                                         -----------      -----------       -----------



Cash and Cash Equivalents - End of Period               $          -      $     1,140       $         -
                                                         ===========      ===========       ===========




The accompanying notes are an integral part of the financial statements.

                                            CHESHIRE DISTRIBUTORS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                              STATEMENT OF CASH FLOWS


                                                                                            For the Period
                                                                  For the Year Ended        May 12, 1999
                                                     ---------------------------------
                                                                    December 31,            (Inception) to
                                                     ---------------------------------
                                                            2002        2001                December 31, 2002
                                                     ----------------------------------     ----------------



December 31, 2002
Supplemental Disclosure of Cash Flow Information:
  Cash Paid for Interest                                 $          -        $          -      $       19,759
                                                        =============        ============      ==============

  Cash Paid for Income Taxes                            $           -        $          -      $            -
                                                        =============        ============      ==============

Supplemental Disclosure of Non-Cash Investing and
  Financing Activities:
    Issuance of 97,765 Shares of Common Stock for
      Conversion of Note Payable                         $          -        $          -      $      155,813
                                                        =============        ============      ==============

    Contributed Capital Pursuant to Debt Modification  with
      Related Party                                     $          -                  -        $       76,026
                                                        =============        ============      ==============

Issuance of 30,106,540 Shares of Common Stock
  for Settlement of Notes Payable and Accrued
  Liabilities                                            $          -        $  1,964,439      $
                                                         ============        ============      ==============
                                                                                                    1,964,439

Issuance of 650,000 Shares of Common Stock for
  Settlement of Accrued Liabilities                      $          -        $     17,550      $
                                                        =============        ============      ==============
                                                                                                       17,550

Issuance of 2,000,000 Shares of Common Stock for
  Settlement of Accrued Liabilities                      $          -        $     60,000      $
                                                        =============        ============      ==============
                                                                                                       60,000

Retirement of 9,104,981 Shares of Treasury Stock         $          -        $      9,105      $        9,105
                                                        =============        ============      ==============

Notes Payable Issued as Consideration
  for Notes Receivable Assigned                         $     734,156        $          -      $      734,156
                                                        =============        ============      ==============








The accompanying notes are an integral part of the financial statements.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE 1 - Organization and Basis of Presentation

     Pacific Development Corporation (a development stage enterprise) (formerly Tamaron Oil & Gas, Inc.) ("Pacific") was incorporated under the laws of the State of Colorado on September 21, 1992, to be the successor to a corporation also named "Tamaron Oil & Gas, Inc.," which was dissolved by the Colorado Secretary of State in 1990. The predecessor corporation named "Tamaron Oil & Gas, Inc." ("Tamaron") was organized under Colorado law on October 6, 1982. Tamaron's name was changed to "Pacific Development Corporation" and the number of its authorized shares of common stock, $0.001 par value per share, was increased from 20,000,000 to 100,000,000 shares on August 14, 1995.

     Effective March 24, 2000, Pacific and Cheshire Holdings, Inc., a Delaware corporation, were merged into a single corporation existing under the laws of the state of Delaware, with Cheshire Holdings, Inc. being the surviving corporation. The name of the surviving corporation was changed to Cheshire Distributors, Inc. ("the Company"). Each share of Pacific's issued and outstanding common stock was automatically converted into shares of Cheshire Distributors, Inc.'s common stock. Pacific was formed for the purpose of acquiring an operating business and at the time of the merger, had no significant assets or liabilities. The transaction has been accounted for as a reverse merger/recapitalization of Cheshire Distributors, Inc., which is the acquirer of Pacific for accounting purposes.

     On June 5, 2000 the Company changed its fiscal year from December 31 to February 28. The change was made to coincide with the fiscal year of Cardoso Cigarette Depot (Pty.) Ltd. (see Note 4). On July 9, 2001 the Company changed its fiscal year back to December 31.

     Cheshire Distributors, Inc. was originally incorporated on May 12, 1999. Since the transaction has been treated for accounting purposes as a reverse merger, only the historical operations of Cheshire Distributors, Inc. are presented.

     The Company was formed for the purpose of acquiring an operating business and is currently seeking to obtain capital in order to take advantage of business opportunities which may have profit potential. Accordingly, the Company's financial statements are presented as statements of a development stage enterprise.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2002 the Company was a development stage enterprise, has incurred losses of approximately $5,342,000 since inception and its current liabilities exceed its current assets by approximately $1,123,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company is dependent on its exiting the development stage, achieving sufficiently profitable operations and obtaining adequate financing. These financial statements do not reflect any adjustments relating to the recoverability and classification of assets carrying amounts and classification of liabilities should the Company be unable to continue as a going concern.

     The Company has incurred substantial losses and has been funding its operations through debt and equity financings. The Company will need to continue to fund its operations in this manner until it achieves sufficiently profitable operations. The Company plans to eliminate the going concern uncertainly by raising additional funds through debt and/or equity financings. In addition, the Company has negotiated several note modification and settlement agreements with various note holders and creditors (see Note 7). The achievement and/or success of these planned measures, however, cannot be determined at this time.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which approximated 2 to 5 years.

     DEFERRED LOANS COSTS

     Costs associated with the Company's debt financing transactions have been capitalized. Such costs were amortized over the duration of the related loans.

     REVENUE RECOGNITION

     The Company uses the accrual method of accounting.

     INCOME TAXES

     The Company records deferred income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE 2 - Summary of Significant Accounting Policies (Continued)
         ------------------------------------------

     Stock-Based Compensation

     The Company accounts for stock-based compensation to its employees using the intrinsic value method, which requires the recognition of compensation expense over the vesting period of the option when the exercise price of the stock option granted is less that the fair value of the underlying common stock. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock as of the date of grant over the exercise price. Additionally, the Company provides pro forma disclosure of net loss and loss per share as if the fair value method has been applied in measuring compensation expense for stock options granted. Stock-based compensation related to options granted to non-employees is recognized using the fair value method.

     Loss Per Share

     The computation of loss per share of common stock is computed by dividing net loss for the period by the weighted average number of common shares outstanding during that period.

     Because the Company is incurring losses, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share.

     Fair Value of Financial Instruments

     The carrying value of the Company's financial instruments, including cash and cash equivalents, notes receivable, accounts payable, accrued expenses and notes payable approximated fair value because of the short maturity of these instruments.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE 3 - Notes Receivable

     In April 2002 the Company entered into an assignment and assumption of two convertible notes from the original payee whereby the maker promised to pay the original payee an aggregate of $675,000 plus accrued interest thereon in the amount of $59,156. The notes bore interest at 8% per annum. The note in the amount of $125,000 was due on December 20, 2002 and the note in the amount of $550,000 is past due (see Note 5). The Company has recorded an adjustment to reflect a reduction in the estimated fair value of these notes of $734,156 at December 31, 2002. In addition, the Company has recorded an allowance in the amount of $40,500 for accrued interest receivable on these notes.


NOTE 4 - Investment in Cardoso Cigarette Depot (Pty) Ltd.

     On April 7, 2000, the Company closed the first installment of $1,000,000 of the purchase of the outstanding shares of common stock of Cardoso Cigarette Depot (Pty) Ltd. ("Cardoso"), pursuant to the Stock Purchase Agreement originally dated September 23, 1999, between the Company and Eduardo P.V. Cardoso and Alberteina Cardoso ("Sellers") and Cardoso, as amended by the Amended Stock Purchase Agreement dated April 7, 2000 (collectively, the "Purchase Agreement"). All of the shares of the Sellers had been placed in escrow, pending full payment for their shares in Cardoso. Additionally, the Sellers had given the Company their proxy to vote their shares at any general or special meeting of the shareholders of Cardoso until October 7, 2000.

     The Purchase Agreement provided that the total purchase price of $10,000,000 was payable in cash in installments of $1,000,000 at closing (April 7, 2000), a second installment of $2,000,000 on or before the twenty-first day after the closing (May 1, 2000) and a final installment of $7,000,000 on or before the date which is six months after the closing date (October 7, 2000). The $1,000,000 April 7th installment was paid with funds raised through the issuance of additional debt securities. An amendment to the Purchase Agreement in May 2000 provided for the entire balance of $9,000,000 to be paid on or before October 7, 2000, and this date was subsequently extended to December 31, 2000.

     On February 8, 2001, in consideration of mutual releases of both parties to the Cardoso Purchase Agreement, the Company terminated the agreement to acquire Cardoso Cigarette Depot (Pty) Ltd. The decision was based upon notification to the Company by its lead lender of its decision to withdraw its financing proposal after reviewing the financial results and operating losses of Cardoso for the third quarter. The Company has been able to negotiate the return of $1,000,000 previously paid to Mr. Cardoso as installment one of the Purchase Agreement. This amount has been returned to the Company in February 2001.

     Although the Company previously presented Cardoso as a consolidated subsidiary in its May and August 2000 interim quarterly filings, the accompanying financial statements present only the operations of Cheshire Distributors, Inc.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 5 - Notes Payable and Loans Payable

     Notes payable consist of the following:

     $50,000 face amount 20% unsecured promissory note payable
     October 9, 2000.
     This note is in default and is carried as a current liability.  $  50,000

      Other notes, payable over various terms.                           5,725

      Notes payable, related party (a)                                 734,156
                  Total                                              $ 789,881
                                                                     =========


     (a) In April 2002, the Company issued two Convertible Notes aggregating $675,000 principal to Laurus Master Fund Ltd. ("Laurus"), the assignor of the notes receivable, as consideration for notes receivable assigned (see Note 3). These notes bear interest at 8% per annum. One note for $125,000 was due on December 20, 2002 and the other note for $550,000 is payable on demand. In addition, the Company issued a third Convertible Note in the amount of $59,156 to Laurus as consideration for the accrued interest assigned, payable on demand and bearing interest at 8% per annum. The three convertible notes are convertible into the Company's common stock at a conversion price of $.005 per share.

     In addition to conversion privileges contained in certain other debt instruments (see Note 7), the Company has granted the following outstanding warrants to purchase common shares:

     Three year warrant to purchase approximately 116,708 shares of the Company's common stock for total proceeds of $500,000 if exercised by October 1, 2001, and for total proceeds of $600,000 if exercised between October 1, 2001 and October 1, 2002. These warrants were cancelled pursuant to a note modification and release agreement (see Note 7).

     Two year warrant to purchase common shares at an amount equal to the number of common shares into which the above $150,000 face amount note is converted. Warrant exercise price will be equal to 75% of the fair market value of the Company's common stock at the date of exercise. These warrants were cancelled pursuant to a note modification and release agreement (see Note 10).

     For the year ended December 31, 2001, the Company recorded $187,021 in non-cash financing costs related to conversion privileges and warrants contained in certain of the above outstanding debt and option instruments, based on the approximate fair value of these conversion privilege warrants and options.

     Loans payable to related parties represent short term advances bearing interest at 8% per annum. The Company issued a convertible note in February 2003 for these loans (see Note 10).


NOTE 6 - Accrued Expenses

        Accrued expenses consist of the following:

               Accrued Expenses - Other            $    56,706
               Accrued Interest                         69,305
                                                   -----------

                                                   $   126,011

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - Stockholders' Deficit

     Recapitalization

     Cheshire Distributors, Inc. was originally incorporated with an authorization of 3,000 shares of common stock, par value $.01 per share. In January 2000 Cheshire Distributors, Inc. effected a 4,957.858 for 1 forward split and increased its common shares authorized to 100,000,000 shares, par value $.001 per share. All share and per share data is retroactively restated to reflect this recapitalization.

     Common Stock

     Upon incorporation, Cheshire Distributors, Inc. issued 9,890,927 shares of common stock for $998.

     In August 1999 Cheshire Distributors, Inc. sold 174,667 shares of common stock and 174,667 common stock purchase warrants, exerciseable at $4, $5 and $6 per share in the first, second, and third year after May 2000 respectively, for an aggregate of $350,000. A total of 109,073 shares were issued in 1999 and in October 2000 a correction was made to adjust the amount purchased by 65,594 shares.

     As of December 31, 1999, there were 137,283 shares of Pacific issued and outstanding. Such shares were automatically converted into common stock of the Company in connection with the March 2000 merger (see Note 1).

     In February 2000 Pacific issued 227,717 shares of common stock valued at $35,296 to a consultant.

     In May 2000, a related party cancelled 406,544 shares of common stock and on May 26, 2000 such related party was granted an incentive stock option to purchase 407,000 shares of common stock at an exercise price of $.01 per share. In connection with these transactions, the Company recognized a charge of $2,161 during the year ended December 31, 2000. The stock option was exercised immediately.

     In October 2000, the Company issued 97,765 shares of common stock upon conversion of a note payable in the amount of $155,813.

     In October 2000, the Company issued 20,000 shares of common stock valued at $18,800 for services rendered.

     In November 2000, the Company granted an incentive stock option to purchase 500,000 shares of common stock at an exercise price of $.01 per share. In connection with this grant, the Company recognized a charge of $684,597 during the year ended December 31, 2000. The stock option was exercised immediately.

     In January 2001, the Company granted a stock option to purchase 100,000 shares of common stock at an exercise price of $.01 per share. In connection with this grant, the Company recognized a charge of $99,420 during the year ended December 31, 2001. The stock option was exercised immediately.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - Stockholders' Deficit (Continued)

     Common Stock (Continued)

     In January 2001, the Company issued a warrant to purchase common stock at an exercise price of $.10 per share. The warrant expires January 20, 2005. In connection with this grant, the Company recognized a charge of $42,194 during the year ended December 31, 2001.

     During the year ended December 31, 2001 the Company issued 2,650,000 shares of common stock valued at $77,550 as settlement of accrued liabilities to two creditors.

     Note Modification and Release Agreements and Settlements with Vendors and Other Creditors
     --------------------------------------------------------------------------

     Effective as of May 7, 2001, the Company consummated various note modifications and release agreements ("Note Modifications") with the holders ("Convertible Noteholders") of outstanding convertible notes ("Convertible Notes") of the Company. The Company had 6 Convertible Noteholders who held an aggregate of $2,250,000 in principal plus $106,376 of accrued interest excluding any penalty or default interest of the Company. Additionally, some of the Convertible Noteholders had earlier received warrants to purchase common stock. Pursuant to the Note Modifications, the Convertible Noteholders agreed to the full satisfaction and payment of the Convertible Notes and cancellation of the warrants by the Company issuing an aggregate of 24,566,384 shares of the Company's common stock and delivering cash payments in the amount of $605,971 in reduction of the outstanding amounts due under the Convertible Notes. The Company also agreed to use its best efforts to negotiate with all other noteholders of the Company and unsecured creditors for the satisfaction and release of their claims against the Company. Additionally, as part of the Note Modifications, the existing directors of the Company, Lev Greenberg, Lionel Growan and Gilad Gat agreed to resign as directors and officers effective upon completion of the Note Modifications and delivery of the Company's shares to the respective Convertible Noteholders which occurred on May 7, 2001. Prior to such resignations, however, they agreed to fill a vacancy on the Board of Directors with the majority of Convertible Noteholders' nominee Mr. Abraham Grossman. Further as a condition of the Note Modifications, the directors and officers agreed to return to the Company for cancellation 9,104,981 shares of common stock previously issued and owned by them.

     The implementation of the Note Modifications resulted in:

     1. The Convertible Noteholders agreeing that $2,250,000 of the convertible debt was paid and satisfied in full, and the outstanding warrants were cancelled;

     2. The Convertible Noteholders receiving 24,566,384 shares of "restricted securities" of the Company's common stock.

     3. The registration of the directors and executive officers of the registrant.

     4. The election of the nominee of the Convertible Noteholders Group, Mr. Abraham Grossman, as a director of the Company to fill a vacancy pm the Board, who after the resignations by the remaining directors became the sole director of the Company.

     5. The Company's previous directors and officers, Lev Greenberg and Gilad Gat, Lional Growan and a consultant to the Company, returning an aggregate of approximately 9 million shares of common stock to the Company for cancellation.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - Stockholders' Deficit (Continued)

     Note Modification and Release Agreements and Settlements with Vendors and Other Creditors
     ---------------------------------------------------------------------------
     (Continued)

     6. The Company negotiating with the holders of other outstanding notes of the Company in the aggregate amount of $240,000, who agreed to accept in full satisfaction and cancellation of their notes $101,995 in cash and 1,899,749 shares of restricted common stock of the Company.

     7. The Company negotiating with 12 parties to whom the Company owed accounts payable in the aggregate amount of $556,430, who agreed to accept in full satisfaction and cancellation of their accounts receivable from the Company $140,166 in cash and 3,640,407 shares of restricted common stock of the Company.

     2000 Omnibus Stock Incentive Plan

     On May 3, 2000 the Company adopted its 2000 Omnibus Stock Incentive Plan ("the Plan").

     Under the Plan, the Board of Directors (or other committee appointed in accordance with the terms of the Plan) (the "Committee") would be authorized to make certain types of awards (collectively, "Incentive Awards"). Incentive Awards can be of different types: incentive stock options, nonqualified stock options, stock appreciation rights granted in tandem with options, stand-alone stock appreciation rights, restricted stock awards, phantom stock awards or bonuses payable in stock.

     The Plan authorizes an aggregate of 1,000,000 shares of the Company's Common Stock that may be subject to Incentive Awards. This number is subject to adjustment under certain circumstances described below. Shares delivered under the Plan may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Plan. Generally, shares subject to an Incentive Award will again become available for purposes of the Plan to the extent that the Incentive Award terminates without the intended benefit having been paid or distributed to the participant.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - Stockholders' Deficit (Continued)

     2000 Omnibus Stock Incentive Plan (Continued)

     The Company has issued various stock options. The Options granted had full vesting immediately. A summary of the Company's stock options activity under the Plan is as follows:

                                                             Options
                                    ---------------------------------------------------
                                                      Price Range      Weighted Average
                                        Shares          Per Share      Exercise Price
                                    --------------    -----------      ----------------

    Balance-January 1, 2000                 -         $      -          $      -
    Granted                           907,000          1.375 - 4.75           .01
    Exercised                        (907,000)        (1.375 - 4.75)         (.01)

    Balance - December 31, 2000             -                -                 -

    Granted                           100,000                   .01           .01
    Exercised                        (100,000)                 (.01)         (.01)
                                    ---------          ---------------   ---------

    Balance - December 31, 2001             -                 -                -

    Granted                                 -                 -                -
    Exercised                               -                 -                -


    Balance - December 31, 2002    $        -           $     -         $      -
                                   ==========         ===============   ==========



     The Company recognized approximately $0 and $142,000 stock-based compensation expense during the years ended December 31, 2002 and 2001, relating to options granted to consultants with exercise prices below the estimated fair market value of the Company's common stock at the date of grant. The Company applies APB Opinion No. 25 and related Interpretations in accounting for these plans. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") was issued by the FASB in 1995 and, if fully adopted, changes the methods for recognition of cost on plans similar to those of the Company. The Company has adopted the disclosure-only provision of SFAS 123. Pro forma information regarding net income and earnings per share is required by Statement 123, and would be determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. No stock options were granted to employees and, accordingly, there is no pro forma presentation. The fair value for the options granted to non-employees was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.5%; volatility factor of the expected market price of the Company's common stock of 50%; and a weighted-average expected life of the option, after the vesting period, of 10 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - Stockholders' Deficit (Continued)

     Common Stock Purchase Warrants

     The following common stock purchase warrants are outstanding at December 31, 2002:

     174,667 warrants exercisable at $6 per share in the, third year after May 2000.

     100,000 warrants exercisable at $.10 per share, expiring January 20, 2005.


NOTE 8 - Income Taxes

     For income tax purposes, the Company has a net operating loss carryforward ("NOL") at December 31, 2002 of approximately $2,577,000 expiring in 2017 if not offset against future federal taxable income. There are certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

     Income tax benefit attributable to net loss differed from the amounts computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                                               Year Ended        Period Ended
                                            December 31, 2002  December 31, 2001
                                            -----------------  -----------------

    Computed "expected" tax benefit          $   74,000         $   211,000

    Decrease in  tax  benefit  resulting
      from net operating loss for which
      no benefit is currently available         (74,000)           (211,000)
                                          -------------        ------------
                                          $          -         $         -
                                          =============        ============

     The Company had deferred tax assets of approximately $1,031,000 at December 31, 2001, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization. The difference between the federal statutory rate of 34% and the Company's effective tax rate of 0% is due to an increase in the valuation allowance.

                           CHESHIRE DISTRIBUTORS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 9 - Commitments and Contingencies

     Lease Commitments

     In February 2000 the Company entered into a 5 year lease for office facilities that terminates February 28, 2005. In addition to base rent, the lease provides for payment of certain other occupancy costs. Approximate future minimum payments under this lease are summarized as follows:

                    Year Ending
                   December 31,

                           2003                        $ 85,000
                           2004                        $ 85,000
                           2005                        $ 14,000

     Rent expense under this lease was approximately $85,000 and $74,000 for the years ended December 31, 2002 and 2001, respectively.


NOTE 10 - Subsequent Events

     In February 2003 the Company issued a $34,576 principal convertible note to a related party as consideration for various loans made by that related party to the Company (see Note 5). The note is payable on demand, bears interest at 8% per annum, and is convertible into common shares of the Company at a conversion price equal to 50% of the lowest closing bid for the common stock during the 30 days in which the stock has traded prior to but not including the conversion date. Additionally, in February 2003 the note was assigned to Laurus Master Fund, Inc. ("Laurus") a related party. On February 18, 2003, the Company issued to Laurus 65,152,000 shares of common stock upon conversion of the convertible note.

     In February 2003 the Company issued a $2,000,000 principal term note to a related party in consideration for loans made to the Company. The term note is payable August 2003, bears interest at 8.35% per annum and is secured by the assets of the Company under a security agreement.

     In February 2003 the Company loaned $2,000,000 to a third party. As consideration, the Company received a $2,000,000 term note payable August 2003 and bearing interest at 8.35% per annum.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors of
Linsang Manufacturing, Inc.

We have audited the accompanying balance sheets of Linsang Manufacturing, Inc. as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Linsang Manufacturing, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses of approximately $8,334,000 and $9,087,000 for the years ended December 31, 2002 and 2001. At December 31, 2002, current liabilities exceed current assets by approximately $8,500,000, and total liabilities exceed total assets by approximately $5,233,000. These factors create substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. (See notes 2, 5, and 11).

/s/ DDK & COMPANY LLP
---------------------
DDK & Company LLP

New York, New York
June 28, 2003

INDEPENDENT ACCOUNTANTS' REPORT

We have reviewed the accompanying balance sheet of Linsang Manufacturing, Inc. as of June 30, 2003, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the six-month periods ended June 30, 2003 and 2002. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheets of Linsang Manufacturing, Inc. as of December 31, 2002, 2001 and 2000, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended (December 31, 2000 balance sheet not presented herein); and in our report dated June 28, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheets as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 2002 is fairly stated in all material respects, in relation to the financial statements from which they have been derived.

/s/ DDK & COMPANY LLP
---------------------
DDK & Company LLP

July 27, 2003
New York, New York

                                 BALANCE SHEETS

                                               June 30,   December 31,  December 31,
                                                 2003         2002         2001
                                              ----------   ----------   ----------
                                              (Unaudited)
ASSETS
Current Assets
   Cash and cash equivalents                  $   42,707   $   48,399   $  119,290
   Accounts receivable, less allowance for
      doubtful accounts ($56,221 in June 30,
      2003 and $45,076 and $396,073 in
      December 31, 2002 and 2001)                200,372      308,105       19,823
   Inventories                                   311,184      676,511      571,903
   Prepaid and other current assets               15,806        6,654         --
   Income taxes receivable                          --          2,550      499,317
                                              ----------   ----------   ----------
        Total current assets                     570,069    1,042,219    1,210,333
Property and Equipment                         5,255,693    5,961,688    7,266,997
Other Assets                                        --        917,270      917,270
                                              ----------   ----------   ----------

        Total assets                          $5,825,762   $7,921,177   $9,394,600
                                              ==========   ==========   ==========

       See Independent Auditors' Report and notes to financial statements.

                                 BALANCE SHEETS

                                                       June 30,      December 31,      December 31,
                                                         2003            2002            2001
                                                     ------------    ------------    ------------
                                                      (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Cash overdraft                                    $     67,861    $       --      $       --
   Line of credit                                            --         1,500,000       1,500,000
   Current portion of long-term debt                    3,292,811       1,235,805       1,235,805
   Accounts payable                                     1,241,750       2,362,167       2,795,465
   Deferred revenue                                          --           636,212       1,178,128
   Accrued expenses                                       773,168         533,771         356,524
   Convertible promissory notes                         2,072,096       3,274,431       5,110,000
   Loan payable - related party                           202,616            --              --
                                                     ------------    ------------    ------------
        Total current liabilities                       7,650,302       9,542,386      12,175,922
                                                     ------------    ------------    ------------
Other Liabilities
   Long-term debt, less current portion                 2,669,828       2,175,045       3,201,440
   Loans payable to related party                       1,116,925       1,116,925            --
   Deferred occupancy cost                                328,337         320,048         155,711
                                                     ------------    ------------    ------------
        Total other liabilities                         4,115,090       3,612,018       3,357,151
                                                     ------------    ------------    ------------
        Total liabilities                              11,765,392      13,154,404      15,533,073
                                                     ------------    ------------    ------------
Commitments and contingencies
Stockholders' Equity (Deficiency)
   Common stock, $.01 par value;
      50,000,000 shares authorized                        468,815         403,265         250,016
   Additional paid-in capital                          13,110,835      11,473,506       2,433,740
   Retained earnings (deficit)                        (19,519,280)    (17,018,198)     (8,684,529)
   Unearned compensation                                     --           (91,800)       (137,700)
                                                     ------------    ------------    ------------
        Total stockholders' equity (deficiency)        (5,939,630)     (5,233,227)     (6,138,473)
                                                     ------------    ------------    ------------
        Total liabilities and stockholders' equity
           (deficiency)                              $  5,825,762    $  7,921,177    $  9,394,600
                                                     ============    ============    ============

       See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF OPERATIONS

                                                      Six Months Ended
                                                          June 30,                      Years Ended December 31
                                                --------------------------    -----------------------------------------
                                                   2003           2002           2002           2001           2000
                                                -----------    -----------    -----------    -----------    -----------
                                                (Unaudited)    (Unaudited)
  Net sales                                     $ 2,815,146    $   981,309    $ 3,318,508    $ 5,249,663    $11,287,256
  Cost of sales                                   3,507,726      3,478,962      6,242,127      9,883,770      8,381,522
                                                -----------    -----------    -----------    -----------    -----------
  Gross profit (loss)                              (692,580)    (2,497,653)    (2,923,619)    (4,634,107)     2,905,734
                                                -----------    -----------    -----------    -----------    -----------
  Operating expenses
     Selling, general and administrative            921,631      1,636,092      3,634,757      3,262,014      2,145,751
     Depreciation and amortization                  705,995        722,831      1,404,833        910,681        176,544
     Interest expense                               270,878        183,253        426,137        318,514            201
                                                -----------    -----------    -----------    -----------    -----------
           Total operating expenses               1,898,504      2,542,176      5,465,727      4,491,209      2,322,496
                                                -----------    -----------    -----------    -----------    -----------
  Operating income (loss)                        (2,591,084)    (5,039,829)    (8,389,346)    (9,125,316)       583,238
                                                -----------    -----------    -----------    -----------    -----------
  Other income and expenses
     Interest and investment income                   1,272         18,193         55,677         97,668         78,195
     Loss on abandonment of lease                      --             --             --         (289,356)          --
     Rental income                                   88,730           --             --             --             --
                                                -----------    -----------    -----------    -----------    -----------
           Total other income and expenses           90,002         18,193         55,677       (191,688)        78,195
                                                -----------    -----------    -----------    -----------    -----------
  Income (loss) before income taxes (benefit)    (2,501,082)    (5,021,636)    (8,333,669)    (9,317,004)       661,433
  Income taxes (benefit)                               --             --             --         (229,827)       258,785
                                                -----------    -----------    -----------    -----------    -----------
  Net income (loss)                             $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
                                                ===========    ===========    ===========    ===========    ===========

       See Independent Auditors' Report and notes to financial statements.

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                   Six Months Ended June 30, 2003 (Unaudited)
                                 and Years Ended
                        December 31, 2002, 2001 and 2000

                                                                           Additional
                                                Number of                    Paid-in      Retained      Unearned
                                                 Shares        Amount        Capital      Earnings     Compensation       Total
                                               -----------   -----------   -----------   -----------   ------------    -----------
Balance, January 1, 2000                              --     $      --     $      --     $      --      $      --      $      --
Issuance of common stock                        25,000,000       250,000     2,250,000          --             --        2,500,000
Net income                                            --            --            --         402,648           --          402,648
Unearned compensation                                 --            --         183,600          --         (183,600)          --
                                               -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2000                      25,000,000       250,000     2,433,600       402,648       (183,600)     2,902,648
Issuance of common stock - option conversion         1,562            16           140          --             --              156
Net loss                                              --            --            --      (9,087,177)          --       (9,087,177)
Amortization of compensation expense                  --            --            --            --           45,900         45,900
                                               -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 2001                      25,001,562       250,016     2,433,740    (8,684,529)      (137,700)    (6,138,473)

       See Independent Auditors' Report and notes to financial statements.

                   Six Months Ended June 30, 2003 (Unaudited)
                                 and Years Ended
                        December 31, 2002, 2001 and 2000

                                                                            Additional
                                                 Number of                   Paid-in       Retained      Unearned
                                                  Shares         Amount      Capital       Earnings     Compensation      Total
                                               ------------   ------------ ------------   ------------  -------------  ------------
Issuance of common stock                         15,320,814        153,208    9,039,283           --             --       9,192,491
Issuance of common stock - option conversion          4,114             41          483           --             --             524
Net loss                                               --             --           --       (8,333,669)          --      (8,333,669)
Amortization of compensation expense                   --             --           --             --           45,900        45,900
                                               ------------   ------------ ------------   ------------   ------------  ------------
Balance, December 31, 2002                       40,326,490        403,265   11,473,506    (17,018,198)       (91,800)   (5,233,227)
Issuance of common stock                          6,546,640         65,467    1,636,152           --             --       1,701,619
Issuance of common stock - option conversion          8,348             83        1,177           --             --           1,260
Net loss                                               --             --           --       (2,501,082)          --      (2,501,082)
Amortization of compensation expense                   --             --           --             --           91,800        91,800
                                               ------------   ------------ ------------   ------------   ------------  ------------
Balance, June 30, 2003                           46,881,478   $    468,815 $ 13,110,835   $(19,519,280)  $       --    $ (5,939,630)
                                               ============   ============ ============   ============   ============  ============

       See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF CASH FLOWS

                                                           Six Months Ended
                                                               June 30,                     Years Ended December 31,
                                                     --------------------------    -----------------------------------------
                                                        2003           2002           2002           2001           2000
                                                     -----------    -----------    -----------    -----------    -----------
                                                      (Unaudited)    (Unaudited)
  Cash flows from operating activities
     Net income (loss)                               $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities
        Depreciation                                     705,995        722,831      1,404,834        910,681        176,544
        Provision for doubtful accounts                   11,145         57,679           --          367,768           --
        Amortization of unearned compensation             91,800         22,950         45,900         45,900           --
        Interest on convertible promissory notes           1,280         28,465        119,838         96,023           --
        Loss on disposal of assets                          --             --             --          289,355           --
        Deferred taxes                                      --             --             --          151,345       (151,345)
        Deferred occupancy cost                            8,289         92,256        164,337        155,711           --
        Increase (decrease) in cash due to
           changes in assets and liabilities
           Accounts receivable                            96,588       (513,697)      (288,282)     1,368,018     (1,755,609)
           Inventories                                   365,327       (114,169)      (104,608)     1,228,125     (1,800,028)
           Prepaid and other current assets               (9,152)       (40,987)        (6,654)        28,475        (28,475)
           Income taxes receivable                         2,550        499,317        496,767       (378,722)      (120,595)
           Deferred revenue                             (633,596)        21,013       (541,916)     1,048,458        129,670
           Accounts payable and accrued expenses        (218,061)       488,932        860,875        996,995      2,058,971
                                                     -----------    -----------    -----------    -----------    -----------
           Net cash used in operating activities      (2,078,917)    (3,757,046)    (6,182,578)    (2,779,045)    (1,088,219)
                                                     -----------    -----------    -----------    -----------    -----------
  Investing Activities
     Purchase of property and equipment                     --          (99,525)       (99,525)    (7,469,375)    (1,174,202)
     Security deposits                                   917,270           --             --         (856,830)       (60,440)
                                                     -----------    -----------    -----------    -----------    -----------
           Net cash provided by (used in)
              investing activities                       917,270        (99,525)       (99,525)    (8,326,205)    (1,234,642)
                                                     -----------    -----------    -----------    -----------    -----------

       See Independent Auditors' Report and notes to financial statements.

                                                       Six Months Ended
                                                           June 30,                        Years Ended December 31,
                                                ----------------------------    --------------------------------------------
                                                     2003            2002            2002            2001            2000
                                                ------------    ------------    ------------    ------------    ------------
                                                  (Unaudited)     (Unaudited)
  Financing Activities
     Proceeds from bank overdraft                     67,861            --              --              --              --
     Proceeds from current debt                    2,000,000            --              --              --              --
     Proceeds from issuance of convertible
        promissory notes                             698,004       5,376,719       6,657,083       5,110,000            --
     Proceeds from issuance of term loan                --              --              --         5,000,000            --
     Repayments of term loan                            --          (609,792)     (1,026,395)       (562,755)           --
     Net borrowings on line of credit             (1,500,000)           --              --         1,500,000            --
     Proceeds from the issuance of common
        stock                                          1,260         580,524         580,524             156       2,500,000
     Repayments of long-term debt                   (111,170)           --              --              --              --
                                                ------------    ------------    ------------    ------------    ------------
           Net cash provided by financing
              activities                           1,155,955       5,347,451       6,211,212      11,047,401       2,500,000
                                                ------------    ------------    ------------    ------------    ------------
  Net increase (decrease) in cash and cash
     equivalents                                      (5,692)      1,490,880         (70,891)        (57,849)        177,139
  Cash and cash equivalents - beginning               48,399         119,290         119,290         177,139            --
                                                ------------    ------------    ------------    ------------    ------------
  Cash and cash equivalents - end               $     42,707    $  1,610,170    $     48,399    $    119,290    $    177,139
                                                ============    ============    ============    ============    ============

       See Independent Auditors' Report and notes to financial statements.

                                                                Six Months Ended
                                                                     June 30,                   Years Ended December 31,
                                                            -----------------------   ------------------------------------------
                                                               2003         2002         2002            2001            2000
                                                            ----------   ----------   ----------   ----------------   ----------
                                                            (Unaudited)  (Unaudited)
  Supplemental disclosure of cash paid for:
        Interest                                            $  291,788   $  259,080   $  334,630   $        175,842   $     --
        Income taxes                                        $     --     $     --     $     --     $           --     $  530,725
  Noncash Transaction
     Convertible debt exchanged for common
        stock                                               $1,701,599   $8,612,491   $8,612,491   $           --     $     --
     Recharacterized accounts payable to term
        loan                                                $  662,960   $     --     $     --     $           --     $     --

       See Independent Auditors' Report and notes to financial statements.

1 -      BUSINESS

         The Company

         Linsang Manufacturing, Inc. ("the Company" or "LMI") was incorporated in the State of Delaware on December 2, 1999, and commenced operations on January 1, 2000. The Company provides a full range of engineering, design and manufacturing services, including product development and design, materials procurement and management, prototyping, manufacturing and assembly, systems integration and testing, and after-market support.

         Manufacturing  services are provided  either on a turnkey basis,  where
         LMI procures materials required for product assembly, or on a consignment basis, where the customer supplies the material necessary for product assembly. In both cases, the Company provides materials warehousing and management services, in addition to manufacturing.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation / Going Concern

         The accompanying financial statements have been prepared on the accrual basis of accounting and are in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. At June 30, 2003, current liabilities exceed current assets and total liabilities exceed total assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purpose. The Company is actively pursuing financing to fund future operations (See notes 5 and 11).

         Cash and Cash Equivalents

         Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Fair Value of Financial Instruments

         The fair value of cash and cash equivalents, trade receivables, accounts payable, borrowings under the line of credit, the term loan, and the convertible promissory notes are not materially different than their carrying amounts as reported at June 30, 2003, December 31, 2002 and 2001. These values represent the estimated amounts the Company would receive or pay to terminate agreements, taking into consideration current market rates and the current creditworthiness of the counterparties. The fair value of long-term debt, including the current portion, is estimated based on rates currently offered to the Company for debt of the same remaining maturities.

         Accounts Receivable

         The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts.

         Inventories

         Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Cost elements included in work in progress and finished goods inventory are raw materials, direct labor and manufacturing overhead.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the lease, which range from 5 to 10 years.

         Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Revenue Recognition

         Revenue is derived from the sale of manufactured products, as well as engineering design and prototyping services. Revenue for manufactured products is realized when title and risk of loss have transferred to the buyer, which is generally upon shipment. Amounts received in advance of shipment are recorded as deferred revenue. Revenue and profits related to product design and development contracts, which are short-term in duration, usually less than three months, are recognized as stages or deliverables, as defined by customer contracts, are achieved.

         Deferred Occupancy Cost

         The Company has entered into operating lease agreements for its corporate office and warehouse, some of which contain provisions for future rent increases, or periods in which rent payments are reduced (abated). In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to "Deferred occupancy cost," which is reflected as a separate line item in the accompanying Balance Sheets.

         Income Taxes

         The Company accounts for income taxes by utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

         Stock-Based Compensation

         The Company accounts for its stock-based compensation plans utilizing an intrinsic value approach pursuant to the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company provides additional pro forma disclosures of the fair value based method as prescribed by Financial Accounting Standards Board Opinion No. 123 as amended by Opinion No. 148.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and trade accounts receivable. From time to time, cash balances exceed FDIC insured limits. LMI's cash and cash equivalents are managed by recognized financial institutions, which follow the Company's investment policy. Such investment policy limits the amount of credit exposure in any one issue and the maturity date of the investment securities that typically comprise investment grade short-term debt instruments.

         Concentration of credit risk results from sales and related accounts receivable for customers comprising a significant proportion of overall net sales and receivables. During the six months ended June 30, 2003, and June 30, 2002, and the years ended December 31, 2002, 2001 and 2000, approximately 30%, 43%, 28%, 96%, and 100%, respectively, of the Company's net sales were with related parties (see note 10).

         Shipping and Handling Costs

         Shipping costs of $4,498 and $6,107 for the six months ended June 30, 2003 and 2002, respectively, are included in selling, general and administrative expenses.

         Shipping costs of $15,377, $- and $35,377 for the years ended December 31, 2002, 2001 and 2000, respectively, are included in selling, general and administrative expenses.

         Net Income (Loss) Per Share

         Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share - diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Recent Accounting Pronouncements

         New accounting statements issued, and adopted by the Company, include the following:

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 141, " Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have an impact on the Company's results of operations, financial position or cash flows.

         In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. This Statement was adopted by the Company on January 1, 2002. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

         In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company adopted the provisions of SFAS 143 on January 1, 2003. Its adoption did not have a material impact on the Company's financial statements.

         In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. It provides new guidance that modifies the existing guidance in SFAS 121 and in APB Opinion No.
         30. The Company adopted SFAS 144 in the first quarter of 2002. Its adoption did not have any impact on the Company's financial statements.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In April 2002, SFAS No. 145, " Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, " was issued. SFAS 145 rescinds SFAS 4 and SFAS 64 related to classification of gains and losses on debt extinguishment such that most debt extinguishment gains and losses will no longer be classified as extraordinary. SFAS 145 also amends SFAS 13 with respect to sales-leaseback transactions. The Company adopted the provisions of SFAS 145, effective April 1, 2002, and the adoption had no impact on the Company's financial statements.

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The Company adopted the provisions of SFAS 146, effective January 1, 2003, as it relates to nonemployee-related exit and disposal costs, primarily contract termination costs and costs to consolidate or close facilities. Adoption of SFAS 146 did not have a material impact on the Company's financial statements. The Company expects to continue to account for employee-related post-employment benefit costs, including severance payments, under the provisions of SFAS No. 112, "Employer's Accounting for Post-Employment Benefits."

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosure requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the 2002 financial statements, and the adoption of this interpretation in 2003 did not have any impact on the Company's financial statements.

         In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The adoption of this interpretation did not have any impact on the Company's financial statements.

3 -      INVENTORIES

         Inventory balances consisted of the following:

                    June 30,      December 31,
                              -------------------
                     2003       2002       2001
                   --------   --------   --------
Raw materials      $231,063   $629,525   $540,107
Work in progress     80,121     46,986     30,553
Finished goods         --         --        1,243
                   --------   --------   --------
      Total        $311,184   $676,511   $571,903
                   ========   ========   ========

4 -      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                            December 31,
                                          June 30,    -----------------------
                                            2003         2002         2001
                                         ----------   ----------   ----------
Production and test equipment            $4,809,912   $4,809,912   $4,803,768
Information and communications
   systems                                  792,455      792,455      792,455
Software                                    856,855      856,855      763,474
Vehicles                                     32,500       32,500       32,500
Leasehold improvements                    1,737,331    1,737,331    1,737,331
Furniture and fixtures                      182,313      182,313      182,313
                                         ----------   ----------   ----------
      Total property and equipment        8,411,366    8,411,366    8,311,841
      Less:  Accumulated
         depreciation and amortization    3,155,673    2,449,678    1,044,844
                                         ----------   ----------   ----------
                                         $5,255,693   $5,961,688   $7,266,997
                                         ==========   ==========   ==========

         Depreciation and amortization expense of $705,995 $722,831, $1,404,834, $910,681 and $176,544 was charged to operations for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000, respectively.

5 -      DEBT

         The Company entered into a $5,000,000 bank term loan on May 31, 2001. The loan is payable in 47 monthly principal and interest payments of $122,369, with the final principal and interest due on June 1, 2005. Interest accrues based on the bank's daily-adjusted prime rate (4.25% at December 31, 2002) plus 1.0%. The loan amount is collaterialized by substantially all the assets of the Company and the personal guarantee of the Company's principal stockholder. Future maturities of long-term debt as of June 30, 2003 are as follows: 2004, $1,235,805; 2005,
         $1,392,950; 2006, $569,920.

         The Company had a $1,500,000 line of credit. Borrowings bear interest, payable monthly, at the bank's daily adjusted prime rate (4.25% at December 31, 2002). The line of credit matured on April 3, 2003, (originally March 9, 2002) and was collateralized by substantially all the assets of the Company. During the six months ended June 30, 2003, the Company repaid this debt.

         The bank debt agreements contain various covenants that, among other things, prohibit cash dividends to shareholders. The Company is in violation of the requirements to maintain minimum tangible net worth and cash flow coverage ratios. The Company is currently negotiating with the bank to restructure the current debt and the term covenants.

         During 2001, the Company issued convertible promissory notes totaling $5,110,000 to related parties, including the majority stockholder of the Company. The debt bears interest, payable annually, at the prime rate (4.25% at December 31, 2002). The principal and any unpaid interest ($97,303 as of December 31, 2001) is convertible into shares of the Company's common stock on demand. In January 2002, these promissory notes were converted into shares of the Company at a conversion rate of $.60 per share.

         During 2002, the Company issued convertible promissory notes totaling $4,552,246 to related parties, including the majority stockholder of the Company. The debt bears interest, payable annually, at the prime rate (4.25% at December 31, 2002). Through December 31, 2002, $3,379,318 of this debt was converted into shares of the Company at a conversion rate of $.60 per share. In May 2003, $972,928 was converted at a rate of $.26 per share. During the six months ended June 30, 2003, approximately $700,000 was received and converted at a rate of $.26 per share.

         On June 27, 2002, the Company issued a $2,000,000 convertible promissory note which bears interest of 8% and was due and payable on January 15, 2003. This note was a bridge loan from a third party. It is personally guaranteed by the majority stockholder, and can be converted into shares of the Company at a rate of $2.50 per share. At June 30, 2003, this debt includes accrued interest of approximately $72,000.

         The Company also had a $900,000 letter of credit outstanding as of December 31, 2002 to comply with provisions of the lease agreement for office and manufacturing space in Beltsville, MD. The letter of credit was automatically renewed annually and was subject to a 1% annual fee. The Company was required to deposit the full amount of the letter of credit with the bank as collateral. During the six months ended June 30, 2003, the landlord has drawn the entire amount against the letter of credit in satisfaction of outstanding rent.

         In June 2003, the Company negotiated a settlement with the landlord of the Landover, MD facility for the back rent owed to them. As per the settlement, the Company will make the following minimum payments:

                            Twelve Months Ending
                                  June 30,
                                  --------
                                    2004             $       57,525
                                    2005                    456,728
                                    2006                    148,706
                                                     --------------
                                                     $      662,959
                                                     ==============

         In February 2003, the Company entered into a short-term $2 million term note payable agreement with Cheshire Distributors, Inc. (see note 11), and bears interest at 8.35% per annum.

         The Company is presently negotiating a $4 million accounts receivable line of credit.

6 -      COMMITMENTS

         Leases

         The Company rents office, production and warehousing facilities in Beltsville, Maryland under three operating lease arrangements expiring in 2003, 2004, and 2011, respectively. Future payments under these three operating leases are as follows as of June 30, 2003:

                                                             Total
                                                             -----
                                     2004              $       983,135
                                     2005                    1,022,461
                                     2006                    1,063,359
                                     2007                    1,105,894
                                     2008                    1,150,129
                                  Thereafter                 3,733,854
                                                       ---------------
                                                       $     9,058,832
                                                       ===============

         During 2001, the Company abandoned the Landover facility and has negotiated with the landlord for an early termination of the lease. The security deposit of $52,500 was applied against rent for the last month the facility was occupied. Effective June 16, 2003, the Company entered into a settlement agreement with the landlord (see note 5). The rent settlement obligation has been recorded as of December 31, 2002. The lease for the Brightseat warehouse expired on March 31, 2003. The
         Company  received  a  three-month   extension  and  the  lease  is  now
         terminated.

         Rent expense for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000 was $599,495, $704,915, $2,043,324, $1,391,555 and $716,662, respectively.

         Financial Advisory / Consulting Agreement

         On January 14, 2002, the Company entered into a financial advisory/consulting agreement with Crown Capital Corp. ("Crown"). Crown acts as the Company's nonexclusive agent to provide management and financial consulting services regarding mergers and acquisition, introduction to potential merger candidates, and provide general market support, advice and services. As consideration for these services, the Company will issue, upon execution of a definitive agreement, warrants to purchase 3,260,000 shares of the Company's common stock at a price of $.60 per share.

         During the six months ended June 30, 2003, the Company and Crown mutually agreed to terminate their relationship and, accordingly, the warrants to purchase the Company's stock have been rescinded.

         Cash

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At June 30, 2003, and at December 31, 2002 and 2001, the Company had bank balances of approximately $100,000, $807,000, and $988,000, respectively, in excess of FDIC insured limits.

7 -      INCOME TAXES

         The provision for income taxes consists of the following:

                                  Six Months Ended                        Years Ended
                                      June 30,                            December 31,
                           ----------------------------   -------------------------------------
                                2003           2002           2002          2001         2000
                           -------------   ------------   ------------   ---------    ---------
Current tax provision
   (benefit)               $        --     $       --     $       --     $(381,172)   $ 410,130
Deferred tax provision
   (benefit)                        --             --             --       151,345     (151,345)
                           -------------   ------------   ------------   ---------    ---------
   Total provision
(benefit) for income taxes $        --     $       --     $       --     $(229,827)   $ 258,785
                           =============   ============   ============   =========    =========

The source and tax effects of the temporary differences giving rise to the Company's net deferred tax assets are as follows:

                                                Six Months           Years Ended
                                              Ended June 30,         December 31,
                                                              --------------------------
                                                  2003           2002           2001
                                               -----------    -----------    -----------
Deferred income tax assets
   Accrued expenses                            $      --      $      --      $     8,218
   Capitalized inventory                            53,625         28,733         45,024
   Reserves                                         21,713         17,379         30,987
   Net operating loss                            7,341,191      6,375,273      3,042,407
                                               -----------    -----------    -----------
         Total deferred income tax assets        7,416,529      6,421,385      3,126,636
                                               -----------    -----------    -----------
Deferred income tax liabilities
   Property and equipment                          142,605        128,122         70,192
                                               -----------    -----------    -----------
         Total deferred income tax liability       142,605        128,122         70,192
                                               -----------    -----------    -----------
         Net deferred asset                      7,273,924      6,293,263      3,056,444
Valuation allowance                             (7,273,924)    (6,293,263)    (3,056,444)
                                               -----------    -----------    -----------
         Total deferred asset, net             $      --      $      --      $      --
                                               ===========    ===========    ===========

         SFAS No. 109 requires that a valuation allowance be recorded against tax assets that are not likely to be realized. The net operating loss carryforwards expire beginning in the year 2021 through 2023. The Company has recorded a valuation allowance against these tax assets and will recognize the benefits only as a reassessment demonstrates they are realizable. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in the future operations as a reduction in the Company's income tax expense.

8 -      STOCK OPTION PLANS

         The Company has a stock option and incentive plan (the "Plan"). Shares of common stock totaling 5,271,000 have been reserved for issuance under the Plan. The Plan generally provides for the granting of non-qualified and incentive stock options to employees and non-employees. Terms of the grants including exercise price, expiration dates, and vesting schedules are determined by the Board of Directors at the time of grant. Stock options granted to date vest over a four-year period and have a ten-year term. The Plan also provides for immediate vesting upon a change in control as defined. During the fourth quarter of 2000, the Company granted 367,200 options, at an exercise price of $.10 per share, which was less than the estimated fair value of the common stock on the date of grant of $.60 per share. The Company recorded unearned compensation on the date of grant in the amount of $183,600, and is recognizing the compensation expense on a straight-line basis over the vesting period, including $45,900 recognized in 2001 and 2002. During the six months ended June 30, 2003, the balance of $91,800 was expensed.

         A summary of stock option activity is as follows:

                                              Weighted Average
                                  Number of    Exercise Price
                                   Options        Per Share
                                   -------        ---------
Balance at Plan inception              --            --
Granted                           3,271,000          0.10
Cancelled                           (48,000)         0.10
                                 ----------          ----
Balance, December 31, 2000        3,223,000          0.10

                                               Weighted Average
                              Number of         Exercise Price
                               Options             Per Share
                               -------             ---------
Granted                       1,179,160              0.60
Cancelled                      (114,100)             0.45
Exercised                        (1,562)             0.10
                             ----------              ----
Balance, December 31, 2001    4,286,498              0.23
Granted                       1,109,800              0.60
Cancelled                    (1,847,275)             0.31
Exercised                        (4,114)             0.10
                             ----------              ----
Balance, December 31, 2002    3,544,909              0.30
Granted                         227,000              0.60
Cancelled                      (812,258)             0.20
Exercised                        (8,348)             0.15
                             ----------              ----
Balance, June 30, 2003        2,951,303              0.26
                             ==========              ====

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Company uses the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based awards. If the Company had used SFAS No. 123, the Company's proforma net income for the six months ended June 30, 2003 and 2002, and for the years ended December 31, 2002, 2001 and 2000 would have been as indicated below:

                               June 30,                           December 31,
                     --------------------------    -----------------------------------------
                         2003           2002           2002           2001           2000
                     -----------    -----------    -----------    -----------    -----------
Net income (loss):
As reported          $(2,501,082)   $(5,021,636)   $(8,333,669)   $(9,087,177)   $   402,648
Pro forma            $(2,501,082)   $(5,059,183)   $(8,371,216)   $(8,666,233)   $   173,258

         The fair value of each option is estimated on the date of grant using a type of Black Scholes pricing model. The weighted-average assumptions during the six months ended June 30, 2003 and 2002 and the years ended December 31, 2002, 2001 and 2000 were: zero dividends; zero volatility; expected term of ten years; and a risk free rate of 4% and 4.75% for grants issued during the period ended June 30, 2003 and 2002, respectively, and 4.75%, 5.17%, and 5.76% for grants issued during the years ended December 31, 2002, 2001 and 2000, respectively.

9 -      EMPLOYEE BENEFIT PLAN

         The Company participates in a 401(k) Profit Sharing Plan and Trust (the 401(k) Plan) which was adopted by an entity owned by the majority stockholder. As allowed under Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides tax-deferred salary deductions for eligible employees. Participants must be 21 years of age and may make voluntary contributions to the Plan of up to 10% of their compensation not to exceed the federally determined maximum allowable contribution. The Company is obligated to match 3% of participants' salaries. Employees are eligible to participate on the first day of the month following 90 days of continuous full-time employment. Participants vest in the Company contributions when the contributions are made. For the six months ended June 30, 2003 and 2002 and for the years ended December 31, 2002, 2001, and 2000, the Company contributed $45,109, $68,041, $112,535, $121,705, and $50,649, respectively, to the Plan.

10 -     RELATED PARTIES

         Statement of Operations

         The Company transacts business with companies owned by the Company's majority stockholder. Transactions with these parties are summarized below:

                            June 30,                              December 31,
               --------------------------------   -------------------------- ---------------
                      2003             2002              2002         2001          2000
               ---------------  ---------------   ---------------  -----------   -----------
Sales          $       852,539  $       418,866   $       933,285  $ 5,016,495   $11,287,256
Purchases of
   materials   $          --    $          --     $          --    $   112,665   $ 1,210,788

         During the six months ended June 30, 2003, the Company entered into three one year sublease agreements with related parties. Two of the subleases are scheduled to expire on March 31, 2004 and the other on January 30, 2004. Rental income for the three subleases aggregates approximately $18,000 per month. Rental income for the six months ended June 30, 2003 aggregated approximately $89,000.

         Related Party Receivables and Payables

         Related party receivables and payables were comprised of the following:

                                                         December 31,
                                   June 30,      --------------------------
                                     2003             2002          2001
                                 -----------     -------------   ----------
Accounts receivable from
   affiliated companies          $   135,969     $      42,417   $  379,223
Accounts payable to affiliated
   companies                     $        --     $          --   $1,290,472

         During 2002, $1,116,925 of accounts payable to a related party was converted into long-term debt bearing interest at the prime rate. There is no stipulated maturity date.

         During 2003, $202,616, inclusive of accrued interest of $2,616, of convertible promissory notes was converted into a short-term loan payable. There is no stipulated maturity date.

11 -     SUBSEQUENT EVENTS

         On July 17, 2003, the Company completed a reverse merger in a tax-free reorganization pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2003, as amended (the "Merger Agreement"). Upon closing, the Company's stockholders exchanged their respective shares of common stock of the Company for an aggregate of approximately 7,996,900 shares of common stock of Cheshire Distributors, Inc. ("Cheshire"), a public company (currently trading on the OTC Bulletin Board as LMII), approximately 85.2% of the outstanding voting securities of Cheshire on a fully diluted basis after the merger. Following the merger, the Company became a wholly-owned subsidiary of Cheshire. The Company has changed its name to LMIC, Inc.

(b)      Pro forma financial information.

         The required pro forma financial information is set forth below:

PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition by Cheshire Distributors, Inc. ("the Company") of all the common stock of Linsang Manufacturing, Inc. ("LMI") pursuant to the merger of LMI and the Company's wholly-owned subsidiary, whereby LMI is the surviving entity, using the purchase method of accounting, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the unaudited financial statements of the Company and LMI for the six months ended June 30, 2003. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and financing transactions as if they had each occurred on June 30, 2003 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of June 30, 2003. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002 assumes that the merger was effected on January 1, 2002. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other financing transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of August.

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business
Combinations" and SFAS No. 142, "Goodwill and Intangible Assets". SFAS 141 requires that all business combinations be accounted for by the purchase method of accounting and changes the criteria from recognition of intangible assets acquired in a business combination. The provisions of SFAS 141 apply to all business combinations initiated after June 30, 2001. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but tested for impairment at least annually, while intangible assets with finite useful lives continue to be amortized over their respective useful lives. The statement also establishes specific guidance for testing goodwill and intangible assets with indefinite useful lives for impairment. The provisions of SFAS 142 are effective for 2002. However, goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions of SFAS 142. Goodwill has not been recognized in conjunction with the merger.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                      Historical
                                                 As of June 30, 2003
                                                 --------------------
                                                Linsang
                                             Manufacturing,    Cheshire
                                                  Inc.      Distributors, Inc.              Pro Forma      Pro Forma
                                              (Unaudited)     (Unaudited)        Notes     Adjustments    (Unaudited)
                                              -----------------------------------------------------------------------
ASSETS
Current Assets
   Cash and cash equivalents                 $    42,707    $      --                     $      --      $    42,707
   Accounts receivable, less allowance for
      doubtful accounts                          200,372           --                            --          200,372
   Inventories                                   311,184           --                            --          311,184
   Prepaid and other current assets               15,806           --                            --           15,806
   Note receivable                                  --        2,066,457            (3)     (2,066,457)          --
                                             -----------    -----------                   -----------    -----------
        Total current assets                     570,069      2,066,457                    (2,066,457)       570,069
Investment in subsidiary                            --             --              (2)        319,876           --
                                                                                   (5)       (319,876)
Property and Equipment                         5,255,693           --                            --        5,255,693
                                             -----------    -----------                   -----------    -----------
        Total assets                         $ 5,825,762    $ 2,066,457                   $(2,066,457)   $ 5,825,762
                                             ===========    ===========                   ===========    ===========

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                       Historical
                                                  As of June 30, 2003
                                                  --------------------
                                                Linsang
                                             Manufacturing,    Cheshire
                                                  Inc.      Distributors, Inc.              Pro Forma         Pro Forma
                                              (Unaudited)     (Unaudited)        Notes     Adjustments       (Unaudited)
                                              ----------------------------------------------------------------------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current Liabilities
      Bank Overdraft                          $       67,861   $          --                 $         --    $      67,861
      Current portion of long-term debt            3,292,811           5,725       (3)          2,000,000        1,298,536
      Accounts payable                             1,241,750         222,988                                     1,464,738
      Accrued expenses                               773,168          88,163       (3)             66,457          736,142
                                                                                   (4)             58,732
      Convertible promissory notes                 2,072,096              --                           --        2,072,096
      Notes and loan payable-- related parties       202,616       2,734,156       (4)            134,156        2,802,616
                                              --------------   -------------                 ------------    -------------
           Total current liabilities               7,650,302       3,051,032                    2,259,345        8,441,989
                                              --------------   -------------                 ------------    -------------
   Other Liabilities
      Long-term debt, less current portion         2,669,828              --                           --        2,669,828
      Loans payable to related party               1,116,925              --                           --        1,116,925
      Deferred occupancy cost                        328,337              --                           --          328,337
                                              --------------   -------------                 ------------    -------------
           Total other liabilities                 4,115,090              --                           --        4,115,090
                                              --------------   -------------                 ------------    -------------
           Total liabilities                      11,765,392       3,051,032                    2,259,345       12,557,079
                                              --------------   -------------                 ------------    -------------

                                                                   Historical
                                                              As of June 30, 2003
                                                              --------------------
                                                          Linsang
                                                       Manufacturing,       Cheshire
                                                            Inc.        Distributors, Inc.             Pro Forma       Pro Forma
                                                        (Unaudited)       (Unaudited)      Notes      Adjustments     (Unaudited)
                                                       -------------------------------------------------------------------------
   Commitments and contingencies
   Stockholders' Equity (Deficiency):
      Common stock, $.001 par value; 100,000,000
        shares authorized; 9,496,900 (pro forma)              468,815          99,952       (1)             98,452            9,497
                                                                                            (5)            468,815
                                                                                            (2)             (7,997)
      Additional paid-in capital                           13,110,835       4,602,794       (1)            (98,452)      12,778,466
                                                                                            (4)           (192,888)
                                                                                            (5)          5,538,382
                                                                                            (2)           (311,879)
      Retained earnings (deficit)                         (19,519,280)     (5,687,321)      (5)         (5,687,321)     (19,519,280)
                                                       --------------    ------------                -------------   --------------
           Total stockholders' equity (deficiency)         (5,939,630)       (984,575)                    (192,888)      (6,731,317)
                                                       --------------    ------------                -------------   --------------
           Total liabilities and stockholders' equity
              (deficiency)                             $    5,825,762    $  2,066,457                $   2,066,457   $    5,825,762
                                                       ==============    ============                =============   ==============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(1)      Reflect the reverse stock split of approximately 1 for 67 shares

                                         Entries
                               LMI        CDCA     Pro Forma
                               -----------------------------
Common stock                             98,452     98,452
Additional paid-in capital              (98,452)   (98,452)

(2) Reflect investment in subsidiary as a result of the reverse acquisition

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Investment in subsidiary                           319,876      319,876
Common stock                                        (7,997)      (7,997)
Additional paid-in capital                        (311,879)    (311,879)
Established  per share  market value of LMI
common stock                                          .26
   Exchange ratio
   (7,996,900 / 46,881,478)                           .17
                                             ------------
   Adjusted market price per
      share                                           .04
   Shares issued to LMI
      stockholders                               7,996,900
                                             -------------
         Investment in LMI                   $     319,876
                                             =============

(3)  Reflects  the   elimination  of  the  note  receivable  from  LMI  and  the corresponding note payable to CDCA

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Note receivable                                   (2,066,457) (2,066,457)
Current portion of long term debt       2,000,000              2,000,000
Accrued expense                            66,457                 66,457

(4) Reflects the execution of a new $600,000 note to Laurus which replaces the note payable of $734,156 and accrued interest of $58,732.

                                                   Entries
                                        LMI         CDCA       Pro Forma
                                        --------------------------------
Notes and loan payable - related
   party                                (600,000)   734,156      134,156
Accrued expenses                                     58,732       58,732
Additional paid-in capital                         (192,888)    (192,888)

(5) Reflect the elimination in consolidation of investment in subsidiary and equity Section of CDCA

                                                       Entries
                                        LMI              CDCA       Pro Forma
                                        -------------------------------------
Investment in subsidiary                      --       (319,876)     (319,876)
Common stock                             460,818          7,997       468,815
Additional paid-in capital              (460,818)       311,879     5,538,382
                                                      5,687,321
Retained earnings                             --    (56,387,321)   (5,687,321)

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

         The pro forma statement of operations set forth below is of limited use because it includes the operations of Linsang Manufacturing, Inc. and the operations of Cheshire Distributors, Inc. for the six month period ended June 30, 2003. The acquisition of Cheshire Distributors, Inc. is not expected to generate any goodwill or other intangibles. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements.

                                                        Historical
                                                 For the six months ended
                                                       June 30, 2003
                                                       -------------
                                                Linsang
                                             Manufacturing,      Cheshire
                                                  Inc.        Distributors, Inc              Pro Forma         Pro Forma
                                              (Unaudited)       (Unaudited)        Note     Adjustments       (Unaudited)
                                            -------------------------------------------------------------------------------
   Net sales                                $    2,815,146    $            --             $          --     $     2,815,146
   Cost of sales                                 3,507,726                 --                        --           3,507,726
                                            --------------    ---------------             -------------     ---------------
   Gross profit (loss)                            (692,580)                --                        --            (692,580)
                                            --------------    ---------------             -------------     ---------------
   Operating expenses
   Selling, general and administrative             921,630             56,291                        --             977,921
   Depreciation and amortization                   705,995                 --                        --             705,995
   Interest expense                                270,879                 --       (1)         (66,457)            204,422
                                            --------------    ---------------             -------------     ---------------
        Total operating expenses                 1,898,504            (56,291)                  (66,457)          1,888,338
                                            --------------    ---------------             -------------     ---------------
   Operating income (loss)                      (2,591,084)           (56,291)                  (66,457)         (2,580,918)
                                            --------------    ---------------             -------------     ---------------
   Other income and expenses
      Interest expense and other
       financing charges                                --           (390,386)                       --            (390,386)
      Interest and investment income                 1,272             66,457       (1)          66,457               1,272
      Extinguishment of debt                            --             35,000                        --              35,000
      Rental income                                 88,730                 --                        --              88,730
                                            --------------    ---------------             -------------     ---------------
        Total other income and expenses             90,002           (288,929)                   66,457            (265,384)
                                            --------------    ---------------             -------------     ---------------
   Net (loss)                                   (2,501,082)          (345,220)                       --          (2,846,302)
                                            ==============    ===============             =============     ===============
   Basic and diluted loss per share                           $         (0.28)      (2)              --     $        (0.30)
                                                              ===============             =============     ==============
   Shares used to compute net loss per
      share-- basic and diluted                                     1,226,485                        --           9,496,900
                                                              ===============             =============     ===============

                                                        Historical
                                                    For the Year Ended
                                                     December 31, 2002
                                                     -----------------
                                               Linsang
                                             Manufacturing,      Cheshire
                                                 Inc.         Distributors, Inc            Pro Forma           Pro Forma
                                              (Unaudited)       (Unaudited)       Note     Adjustments        (Unaudited)
                                            -------------------------------------------------------------------------------
   Net sales                                $    3,318,508    $             -             $           -     $     3,318,508
   Cost of sales                                 6,242,127                  -                         -           6,242,127
                                            --------------    ---------------             -------------     ---------------
   Gross profit (loss)                          (2,923,619)                 -                         -          (2,923,619)
                                            --------------    ---------------             -------------     ---------------
   Operating expenses
   Selling, general and administrative           3,634,757            127,945                         -           3,762,702
   Depreciation and amortization                 1,404,833                  -                         -           1,404,833
   Interest expense                                426,137                  -                         -             426,137
   Reduction of notes receivable and
      accrued interest to fair value                     -            774,656                         -             774,656
                                            --------------    ---------------             -------------     ---------------
        Total operating expenses                 5,465,727            902,601                         -           6,368,328
                                            --------------    ---------------             -------------     ---------------
   Operating income (loss)                      (8,389,346)          (902,601)                        -          (9,291,947)
                                            --------------    ---------------             -------------     ---------------
   Other income and expenses
      Interest expense and other
       financing charges                                 -            (55,709)                        -             (55,709)
      Interest and investment income                55,677             40,500                         -              96,177
      Loss on abandonment of lease                       -                  -                         -                   -
      Rental income                                      -                  -                         -                   -
                                            --------------    ---------------             -------------     ---------------
        Total other income and expenses             55,677            (15,209)                        -              40,468
                                            --------------    ---------------             -------------     ---------------
   Net income (loss)                            (8,333,669)          (917,810)                        -          (9,251,479)
   Basic and diluted loss per share             (8,684,529)   $         (1.77)    (2)                       $         (0.97)
                                            --------------    ===============                               ===============
   Shares used to compute net loss per
      share - basic and diluted                                       519,409                                     9,496,900
                                                              ===============                               ===============

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(1)      Reflects  the  elimination  of  intercompany   transaction  related  to
         interest income and expense on loan.

(2)      Loss per share adjusted for 1 for 67 reverse stock split.

                         PART 1 - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS


                         INDEPENDENT ACCOUNTANTS' REPORT


We have reviewed the accompanying balance sheet of LMIC, Inc. as of September 30, 2003, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the nine-month periods ended September 30, 2003 and 2002. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheets of LMIC, Inc. as of December 31, 2002 and 2001 and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years then ended; and in our report dated June 28, 2003, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2002, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for each of the years in the period ended December 31, 2002 is fairly stated in all material respects, in relation to the financial statements from which they have been derived.


/s/ DDK & Company LLP
-------------------------------
October 23, 2003
New York, New York

                                 BALANCE SHEETS

                                                        September 30,   December 31,
                                                            2003           2002
                                                        -------------   -----------
                                                         (Unaudited)
ASSETS

Current Assets
   Cash and cash equivalents                             $   93,991     $   48,399
   Accounts receivable, less allowance for doubtful
      accounts ($60,354 at September 30, 2003 and
      $45,076 at December 31, 2002)                         402,969        308,105
   Inventories                                              453,459        676,511
   Prepaid and other current assets                         446,354          6,654
   Income taxes receivable                                       --          2,550
                                                         ----------     ----------

        Total current assets                              1,396,773      1,042,219

Property and Equipment                                    4,908,560      5,961,688

Other Assets                                                     --        917,270
                                                         ----------     ----------

        Total assets                                     $6,305,333     $7,921,177
                                                         ==========     ==========

      See Independent Auditors' Report and notes to financial statements.

                              BALANCE SHEETS

                                                     September 30,   December 31,
                                                         2003            2002
                                                     ------------    ------------
                                                      (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Line of credit                                    $         --    $  1,500,000
   Current portion of long-term debt                    1,392,069       1,235,805
   Accounts payable                                     1,956,331       2,362,167
   Deferred revenue                                            --         636,212
   Accrued expenses and other current liabilities         944,384         533,771
   Convertible promissory notes                         2,113,538       3,274,431
   Loan payable - related party                         2,256,668              --
                                                     ------------    ------------

        Total current liabilities                       8,662,990       9,542,386
                                                     ------------    ------------

Other Liabilities
   Long-term debt, less current portion                 2,361,916       2,175,045
   Loans payable to related party                       1,666,925       1,116,925
   Deferred occupancy cost                                355,381         320,048
                                                     ------------    ------------

        Total other liabilities                         4,384,222       3,612,018
                                                     ------------    ------------

        Total liabilities                              13,047,212      13,154,404
                                                     ------------    ------------

Commitments and contingencies

Stockholders' Equity (Deficiency)
   Common stock, $.001 par value;
      100,000,000 shares authorized                        10,397           6,879
   Additional paid-in capital                          14,090,642      11,869,892
   Deficit                                            (20,842,918)    (17,018,198)
   Unearned compensation                                       --         (91,800)
                                                     ------------    ------------

        Total stockholders' equity (deficiency)        (6,741,879)     (5,233,227)
                                                     ------------    ------------

        Total liabilities and stockholders' equity
           (deficiency)                              $  6,305,333    $  7,921,177
                                                     ============    ============

      See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                        Three Months Ended            Nine Months Ended
                                           September 30,                 September 30,
                                    --------------------------    --------------------------
                                        2003           2002           2003           2002
                                    -----------    -----------    -----------    -----------
Net sales                           $ 1,513,369    $ 1,775,867    $ 4,328,515    $ 2,757,176

Cost of sales                         1,924,595      2,192,825      5,432,321      5,671,787
                                    -----------    -----------    -----------    -----------

Gross profit (loss)                    (411,226)      (416,958)    (1,103,806)    (2,914,611)
                                    -----------    -----------    -----------    -----------

Operating expenses
   Selling, general and
      administrative                    460,865        746,910      1,382,496      2,383,002
   Depreciation and amortization        352,998        364,848      1,058,993      1,087,679
   Interest                             151,913         73,586        422,791        256,839
                                    -----------    -----------    -----------    -----------

         Total operating expenses       965,776      1,185,344      2,864,280      3,727,520
                                    -----------    -----------    -----------    -----------

Operating income (loss)              (1,377,002)    (1,602,302)    (3,968,086)    (6,642,131)
                                    -----------    -----------    -----------    -----------

Other income
   Interest and investment income            --          5,752          1,272         23,945
   Rental income                         53,364             --        142,094             --
                                    -----------    -----------    -----------    -----------

         Total other income              53,364          5,752        143,366         23,945
                                    -----------    -----------    -----------    -----------

Loss before income taxes
   (benefit)                         (1,323,638)    (1,596,550)    (3,824,720)    (6,618,186)

Income taxes (benefit)                       --             --             --             --
                                    -----------    -----------    -----------    -----------

Net loss                            $ (1323,638)   $(1,596,550)   $(3,824,720)   $(6,618,186)
                                    ===========    ===========    ===========    ===========

Net loss per common share

   Basic                            $     (0.14)   $     (0.23)   $     (0.48)   $     (1.05)
                                    ===========    ===========    ===========    ===========

   Diluted                          $     (0.13)   $     (0.23)   $     (0.48)   $     (1.05)
                                    ===========    ===========    ===========    ===========

      See Independent Auditors' Report and notes to financial statements.

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                Nine Months Ended September 30, 2003 (Unaudited)
                        and Year Ended December 31, 2002

                                                                         Additional
                                                Number of                 Paid-in        Retained      Unearned
                                                  Shares     Amount       Capital        Earnings    Compensation     Total
                                                ----------  ---------   ------------   ------------  ------------  -----------
Balance, December 1, 2001, as
   restated, to give effect to
   recapitalization and reverse
   acquisition                                   4,264,696  $   4,265   $  2,679,491   $ (8,684,529)  $(137,700)  $(6,138,473)
Issuance of common stock                         2,613,381      2,613      9,189,878             --          --     9,192,491
Issuance of common stock - option conversion
                                                       702          1            523             --          --           524
Net loss                                                --         --             --     (8,333,669)         --    (8,333,669)
Amortization of compensation expense                    --         --             --             --      45,900        45,900
                                                ----------  ---------   ------------   ------------   ---------   -----------

Balance, December 31, 2002                       6,878,779      6,879     11,869,892    (17,018,198)    (91,800)   (5,233,227)
Issuance of common stock                         1,766,707      1,767      2,674,852             --          --     2,676,619
Issuance of common stock - option conversion
                                                     1,424          1          1,259             --          --         1,260
Issuance of common stock - reverse acquisition
                                                 1,499,775      1,500       (851,918)            --          --      (850,418)
Issuance of common stock - sales commission
                                                   250,000        250        374,750             --          --       375,000
Contribution to additional paid-in capital              --         --         21,807             --          --        21,807
Net loss                                                --         --             --     (3,824,720)         --    (3,824,720)
Amortization of compensation expense                    --         --             --             --      91,800        91,800
                                                ----------  ---------   ------------   ------------   ---------   -----------

Balance, September 30, 2003                     10,396,685  $  10,397   $ 14,090,642   $(20,842,918)  $      --   $(6,741,879)
                                                ==========  =========   ============   ============   =========   ===========

      See Independent Auditors' Report and notes to financial statements.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                  Nine Months Ended
                                                                    September 30
                                                              --------------------------
                                                                  2003          2002
                                                              -----------   -----------
Operating Activities
   Net loss                                                   $(3,824,720)  $(6,618,186)
   Adjustments to reconcile net loss to net cash used
      in operating activities
      Depreciation                                              1,058,993     1,087,679
      Provision for doubtful accounts                              15,278        57,679
      Amortization of unearned compensation                        91,800        34,425
      Interest on convertible promissory notes                     42,702        69,052
      Deferred occupancy cost                                      35,333       129,294
      Increase (decrease) in cash due to changes in assets
         and liabilities
         Accounts receivable                                     (110,142)   (1,378,454)
         Inventories                                              223,052       (81,493)
         Prepaid and other current assets                         (64,700)     (210,400)
         Income taxes receivable                                    2,550       499,317
         Deferred revenue                                        (636,212)     (221,484)
         Accounts payable and accrued expenses                    423,063     1,404,451
                                                              -----------   -----------

         Net cash used in operating activities                 (2,743,003)   (5,228,120)
                                                              -----------   -----------

Investing Activities
   Purchase of property and equipment                              (5,865)      (99,522)
   Security deposits                                              917,270            --
                                                              -----------   -----------

         Net cash provided by (used in) investing activities      911,405       (99,522)
                                                              -----------   -----------

Financing Activities
   Proceeds from bank overdraft                                        --        76,707
   Proceeds from current debt - related party                   2,006,668            --
   Proceeds from issuance of convertible promissory notes         698,004     5,472,443
   Repayments of term loans                                      (325,549)     (921,322)
   Repayments on line of credit                                (1,500,000)           --
   Proceeds from the issuance of common stock                     976,260       580,524
   Contribution to additional paid-in capital                      21,807            --
                                                              -----------   -----------

         Net cash provided by financing activities              1,877,190     5,208,352
                                                              -----------   -----------

      See Independent Auditors' Report and notes to financial statements.

                                   (Unaudited)

                                                            Nine Months Ended
                                                              September 30
                                                         ---------------------
                                                            2003       2002
                                                         ----------  ---------

Net increase (decrease) in cash and cash equivalents         45,592   (119,290)

Cash and cash equivalents - beginning                        48,399    119,290
                                                         ----------  ---------

Cash and cash equivalents - end                          $   93,991  $      --
                                                         ==========  =========

Supplemental Disclosure
   Interest                                              $  463,344  $ 354,142
   Income taxes                                          $       --  $      --

Noncash Transactions
   Convertible debt exchanged for common stock           $1,701,599  $      --
   Recharacterized accounts payable to term loan         $  662,960  $      --
   Stock issued in payment of unearned sales commission  $  375,000  $      --
   Stock issued in conjunction with reverse acquisition  $  851,918  $      --

      See Independent Auditors' Report and notes to financial statements.

                                   LMIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

              Nine Months Ended September 30, 2003 (Unaudited) and
                         2002 (Unaudited) and Year Ended
                               December 31, 2002

1 -   Business

      Cheshire Distributors, Inc., a Delaware Company, changed its name to LMIC, Inc. ("the Company") and completed a reverse acquisition with Linsang Manufacturing, Inc. (LMI) on July 17, 2003. The consolidated financial statements contain the historical results of LMI, the operating Company, and the results of operations of the combined entities from July 17, 2003 through September 30, 2003. The stockholders' equity (deficiency) has been restated to give effect to recapitalization and reverse acquisition transactions.

      The Company provides a full range of engineering, design and manufacturing services, including product development and design, materials procurement and management, prototyping, manufacturing and assembly, systems integration and testing, and after-market support.

      Manufacturing services are provided either on a turnkey basis, where LMIC procures materials required for product assembly, or on a consignment basis, where the customer supplies the material necessary for product assembly. In both cases, the Company provides materials warehousing and management services, in addition to manufacturing.

2 -   Summary of Significant Accounting Policies

      Basis of Presentation / Going Concern

      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation of the results of operations for the periods presented have been included. The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2002, and the interim information reports filed on Form 8K. Interim results are not necessarily indicative of results for the full year.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      See Independent Auditors' Report and notes to financial statements.

                                   LMIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

              Nine Months Ended September 30, 2003 (Unaudited) and
                         2002 (Unaudited) and Year Ended
                               December 31, 2002

2 -   Summary of Significant Accounting Policies (Continued)

      Basis of Presentation / Going Concern (Continued)

      The accompanying financial statements have been prepared on a going concern basis. However, the Company has sustained substantial operating losses in recent years. At September 30, 2003, current liabilities exceed current assets and total liabilities exceed total assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purpose. The Company is actively pursuing financing to fund future operations.

      Net Income (Loss) Per Share

      Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share - diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

3 -   Debt

      The Company entered into a $5,000,000 bank term loan on May 31, 2001. The loan is payable in 47 monthly principal and interest payments of $122,369, with the final principal and interest payment due on June 1, 2005. Interest accrues based on the bank's daily-adjusted prime rate (4.0% at September 30, 2003) plus 1.0%. The loan amount is collaterialized by substantially all the assets of the Company and the personal guarantee of the Company's principal stockholder. Future maturities of long-term debt as of September 30, 2003 are as follows:
      2004, $1,309,392; 2005, $1,778,636.

      The Company had a $1,500,000 line of credit, bearing interest, payable monthly, at the same bank's daily adjusted prime rate. The line of credit matured on April 3, 2003 (originally March 9, 2002), and was collateralized by substantially all the assets of the Company. During the nine months ended September 30, 2003, the Company repaid this debt.

      The bank debt agreements contain various covenants that, among other things, prohibit cash dividends to shareholders. The Company is in violation of the requirements to maintain minimum tangible net worth and cash flow coverage ratios. The Company is currently negotiating with the bank to restructure the current debt and the term covenants.

      See Independent Auditors' Report and notes to financial statements.

                                   LMIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

              Nine Months Ended September 30, 2003 (Unaudited) and
                         2002 (Unaudited) and Year Ended
                               December 31, 2002

3 -   Debt (Continued)

      On June 27, 2002, the Company issued a $2,000,000 convertible promissory note which bears interest at 8% and was originally due and payable on January 15, 2003. The due date was extended to November 28, 2003. This note was a bridge loan from a third party. It is personally guaranteed by the majority stockholder, and can be converted into shares of the Company at a rate of $2.50 per share. At September 30, 2003, this debt includes accrued interest of approximately $113,538.

      The Company also had a $900,000 letter of credit outstanding as of December 31, 2002 to comply with provisions of the lease agreement for office and manufacturing space in Beltsville, MD. The letter of credit was automatically renewed annually and was subject to a 1% annual fee. The Company was required to deposit the full amount of the letter of credit with the bank as collateral. During the nine months ended September 30, 2003, the landlord has drawn the entire amount against the letter of credit in satisfaction of outstanding rent.

      In June 2003, the Company negotiated a settlement with the landlord of the Landover, MD facility for the back rent owed to them. As per the settlement, the Company will make the following minimum principal payments:

            Twelve Months Ending
                September 30,

                    2004                                $  76,953
                    2005                                  583,280
                                                        ---------
                                                        $ 660,233
                                                        =========

4 -   Equity

      Merger

      On July 17, 2003, the Company completed a reverse merger in a tax-free reorganization pursuant to the Agreement and Plan of Reorganization, dated as of May 1, 2003, as amended (the "Merger Agreement"). The Company's stockholders exchanged their respective shares of common stock after which LMI became a wholly-owned subsidiary of LMIC. The shareholders of LMI exchanged their shares for approximately 7,996,900 shares or 85% of the then outstanding voting securities of LMIC on a fully diluted basis after the merger.

      As a result of the reverse acquisition, the historical financial statements presented represents the financial position and results of operations of LMI as if it was the parent.

      See Independent Auditors' Report and notes to financial statements.

                                   LMIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

              Nine Months Ended September 30, 2003 (Unaudited) and
                         2002 (Unaudited) and Year Ended
                               December 31, 2002

4 -   Equity (Continued)

      Private Placement

      In July 2003, the Company entered into an agreement with a financial advisor and placement agent to raise approximately $3 million of equity or equity-linked securities via a private placement. As of September 30, 2003, this agent has raised approximately $575,000. Pursuant to the agreement, a warrant to purchase up to 8% of the number of shares of common stock sold in the offering, at an exercise price equal to $1.50 per share, shall be sold by the Company to the agent.

      Agent Representation and Confidentially Agreement

      In August 2003, the Company issued 250,000 shares of common stock, valued at $375,000 ($1.50 per share), as compensation pursuant to an agreement with an agent. The agent is to provide the Company with orders projected to be valued at approximately $20 million within 12 months. If within the 12 months the orders fall materially below $20 million, then the agent will forfeit a commensurate portion of the shares. Accordingly, the related sales commission has been reflected as a prepayment. As of September 30, 2003, the Company received approximately $300,000 of orders.

5 -   Related Parties

      Statement of Operations

      The Company transacts business with companies owned by the Company's majority stockholder. Transactions with these parties are summarized below:

                                            September 30,
                                        ----------------------
                                           2003         2002
                                        ----------   ---------

      Sales                             $1,095,791   $874,920

      During the nine months ended September 30, 2003, the Company entered into three one year sublease agreements with related parties. Two of the subleases are scheduled to expire on March 31, 2004, and the other on January 30, 2004. Rental income for the three subleases aggregates approximately $18,000 per month. Rental income for the nine months ended September 30, 2003 aggregated approximately $132,000.

      See Independent Auditors' Report and notes to financial statements.

                                   LMIC, INC.

                          NOTES TO FINANCIAL STATEMENTS

              Nine Months Ended September 30, 2003 (Unaudited) and
                         2002 (Unaudited) and Year Ended
                               December 31, 2002

5 -   Related Parties (Continued)

      Related Party Receivables and Payables

      Related party receivables and payables were comprised of the follows:

                                                     September 30,  December 31,
                                                         2003          2002
                                                     -------------  ------------

      Accounts receivable from
         affiliated companies                          $ 87,134       $42,417
      Accounts payable to affiliated
         companies                                     $123,596       $    --

      During 2002, $1,116,925 of accounts payable to a related party was converted into long-term debt bearing interest at the prime rate. There is no stipulated maturity date.

      During 2003, $206,668, inclusive of accrued interest of $6,668, of convertible promissory notes was converted into a short-term loan payable. There is no stipulated maturity date.

      In February 2003, the Company entered into a short-term $2 million term note payable agreement with a related party. The note bears interest at 8.35% per annum. In addition, the Company also received a convertible (at the Company's discretion) loan of $600,000, bearing interest at 8%, payable in 12 equal monthly installments of $50,000, commencing on September 1, 2004.

      See Independent Auditors' Report and notes to financial statements.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

The Delaware General Corporation Law provides that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Filing Fees.

         SEC Filing Fee                                $
         Blue Sky Fees and Expenses
         Printing Expenses
         Legal Fees and Expenses
         Accounting Fees and Expenses                  2,000.00
         Miscellaneous Expenses                        1,000.00
                                                       ---------
                  TOTAL                                $
                                                       =========


Item 26. Recent Sales of Unregistered Securities.

         On October 2, 2003, we held a final closing on the sale of 650,000 shares of common stock. The shares were sold for $1.50 per share, resulting in gross proceeds to the company of $975,000. Jessup & Lamont Securities Corporation acted as placement agent and received $40,000 as cash compensation as well as a five year warrant to purchase up to 25,000 shares of common stock at $1.50 per share.

         On October 28, 2003, we executed a five year promissory note in favor of Rod Whiton for up to $1,000,000. To date, Mr. Whiton has only advanced us the sum of $10,000. Interest is at 3% and is due and payable annually either in cash or in shares of our common stock at a 5% discount to the market price of the common stock based upon an average of the last sale prices of the common stock during the 30 trading days prior to the date of determination. The Company has the sole option whether to pay interest in cash or common stock. At any time prior to the maturity date, Mr. Whiton may convert the note into restricted shares of common stock or preferred stock (if available) at $25 per share. The note may be prepaid at any time upon 30 days written notice to Mr. Whiton.

         As of November 20, 2003, we entered into a $4,000,000 line of credit agreement with Laurus Master Fund, Ltd., our majority stockholder prior to the merger with Linsang, pursuant to which we executed a three year convertible promissory note and a seven year common stock purchase warrant. Currently, there is $2,000,000 outstanding on this credit line. The note is convertible into shares of common stock at $2.50 per share and the warrant is convertible into 64,000 shares. For every dollar in principal of the note converted into common stock, LMIC shall issue to the holder additional seven-year warrants to purchase a number of shares equal to 5% of principal being converted divided by $3.125 at an exercise price equal to $3.125. No more than an aggregate of 100,000 shares of common stock may be purchased by the holder pursuant to the Additional Warrants. By way of example, in the event that the holder has converted $1,000,000 of the note principal into common stock, then the holder will be permitted to exercise the additional warrants in an amount equal to $50,000 divided by $3.125.

Item 27. Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit
Number            Exhibit Name
-------           ------------

Exhibit 5         Opinion of Counsel
Exhibit 23.1      Consent of attorneys   (1)
Exhibit 23.2      Consent of Wolinetz, Lafazan & Company, P.C.
Exhibit 23.3      Consent of DDK & Company LLP


(1) Incorporated by reference to Exhibit 5 filed herewith.

Item 28. Undertakings

      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act of l933 (the "Act");

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of l933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beltsville, Maryland, on the 22nd day of December, 2003.



                             LMIC, INC.


                             By: /s/  LUIS P. NEGRETE
                                 -----------------------------------------------
                                 Luis P. Negrete
                                 President, Chief Executive Officer and Director



                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Luis P. Negrete, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto,
(ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 22, 2003:


        Signatures                                Title
-----------------------------   ------------------------------------------------


/s/  KWOK LI
-----------------------------
 Kwok Li Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LUIS NEGRETE
-----------------------------
 Luis Negrete                   President, Chief Operating Officer and Director

/s/ AJIT R. MEDHEKAR
-----------------------------
 Ajit R. Medhekar               Director

/s/  BARTON SHIGEMURA
-----------------------------
 Barton Shigemura               Director

/s/  ROGER CAVANAUGH
-----------------------------
 Roger Cavanaugh                Chief Financial Officer and Treasurer
                                (Principal Financial and Accounting Officer)

-----------------------------